Exhibit 2.2

SHARE RIGHTS AGREEMENT

REGARDING

AVIANCA HOLDINGS S.A.

DATED AS OF NOVEMBER 29, 2018

EXHIBITS

Exhibit A	–	Instrument of Transfer
Exhibit B	–	Form of Sale Notice
Exhibit C	–	Form of Tag-Along Notice
Exhibit D	–	Form of Drag Along Notice
Exhibit E	–	Form of NewCo Purchase Offer
Exhibit F	–	United NewCo Notice of Exercise
Exhibit G	–	Form of NewCo Seller’s Certificate
Exhibit H	–	Form of United NewCo Matching Notice
Exhibit I	–	Form of Kingsland Purchase Offer
Exhibit J	–	Form of United Kingsland Notice of Exercise
Exhibit K	–	Form of Second ROFR Notice of Exercise
Exhibit L	–	Form of Kingsland Seller’s Certificate
Exhibit M	–	Form of United Kingsland Matching Notice
Exhibit N	–	Form of United NewCo ROFO Exercise Notice
Exhibit O	–	Form of United Kingsland ROFO Exercise Notice
Exhibit P	–	Form of NewCo Kingsland ROFO Exercise Notice
Exhibit Q	–	Form of NewCo Call Notice
Exhibit R	–	Form of Kingsland Call Notice
Exhibit S	–	Form of United Purchase Offer
Exhibit T	–	Form of NewCo Notice of Exercise
Exhibit U	–	Form of United Seller’s Certificate
Exhibit V	–	Form of NewCo Matching Notice
Exhibit W	–	Form of NewCo Buy-Out Offer
Exhibit X	–	Form of United Buy-Out Offer
Exhibit Y	–	Form of United Approval Notice
Exhibit Z	–	Form of Put Shares Buy-Out Notice

SHARE RIGHTS AGREEMENT

This Share Rights Agreement (this “Agreement”) is made and entered into effective as of November 29, 2018 (the “Effective Date”), by and among Avianca Holdings S.A., a corporation (sociedad anónima) organized under the Laws of the Republic of Panama (the “Company”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), BRW Aviation LLC, a Delaware limited liability company (“NewCo”), and United Airlines, Inc., a Delaware corporation (together with its Affiliates, “United”). The Company, Kingsland, NewCo and United are collectively referred to herein as “Parties” and individually as a “Party.”

RECITALS

WHEREAS, NewCo owns approximately 78.1%, and Kingsland owns approximately 21.9%, of the Company’s common shares (acciones ordinarias), par value $0.125 per common share (the “Common Shares”);

WHEREAS, on the date hereof, the Company, Kingsland, NewCo, United and Synergy Aerospace Corp., a corporation organized under the Laws of the Republic of Panama and an Affiliate of NewCo (“Synergy”), have agreed to amend and restate that certain Joint Action Agreement, dated as of September 11, 2013, as amended on March 24, 2015 (as amended and restated on the date hereof, the “JAA”);

WHEREAS, on November 29, 2018, United, Wilmington Trust, National Association as collateral agent (the “Collateral Agent”), Wilmington Trust, National Association as administrative agent, NewCo and BRW Aviation Holding, LLC entered into that certain Term Loan Agreement (the “NewCo Loan Agreement”), pursuant to which, among other things, United has agreed to loan to NewCo certain funds (the “NewCo Loan”);

WHEREAS, Synergy has contributed and transferred all of its Shares (as defined below) to NewCo and NewCo has executed an Accession Agreement (as defined in the JAA) and has become a party of the JAA;

WHEREAS, as conditions precedent to the funding of the NewCo Loan, among other matters, (i) the Company, Kingsland, United and NewCo have amended and restated the JAA; (ii) Kingsland and United have entered into that certain Put Option Agreement, dated the date hereof (the “Put Option Agreement”); (iii) NewCo, Kingsland and United have entered into that certain Cooperation Agreement, dated as of the date hereof (the “Cooperation Agreement”); (iv) the Company, United, Kingsland, NewCo and Synergy have entered into that certain Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”); and (v) the Parties have agreed to enter this Agreement; and

WHEREAS, the Parties deem it in their best interests to agree to certain rights and obligations to govern the relationship among the Parties with regards to their rights to the Shares, as set forth in this Agreement.

1

AGREEMENT

NOW, THEREFORE, for and in consideration of the premises and of the mutual terms, covenants and agreements contained herein, and of the mutual benefits to be derived therefrom, the receipt and sufficiency of which are hereby acknowledged by the Parties, the Parties do hereby covenant and agree as follows:

ARTICLE 1

DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1    Definitions. The terms set forth below shall have the meanings ascribed to them in this Section 1.1 or in the part of this Agreement referred to below.

“100% JAA” has the meaning set forth in the JAA.

“Adjustment Event” has the meaning set forth in the Put Option Agreement.

“Affiliate” means, with respect to a Person, any other Person Controlling, Controlled by or under common Control with such Person. For the avoidance of doubt, for all purposes under this Agreement, none of the Company or any of its Subsidiaries shall be considered an Affiliate of Kingsland, and Kingsland shall not be considered an Affiliate of the Company or any of its Subsidiaries.

“Agreement” has the meaning set forth in the preamble.

“Alternate Call Price” has the meaning set forth in Section 2.7(a).

“Anti-Corruption Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to Kingsland or its Affiliates, related to anti-bribery or anti-corruption, including any applicable provision of the FCPA and, to the extent applicable to Kingsland and its Affiliates, the UK Bribery Act 2010, Brazilian Anti-Corruption Laws, the Criminal Code (Law 599 of 2000), Laws 80 of 1993, 734 of 2002, 1474 of 2011, 1712 of 2014 and 1778 of 2016 of the Republic of Colombia, and the United Nations Convention against Corruption, adopted by the United Nations General Assembly in Mérida in 2003 and ratified by Colombia by Law 970 of 2005, and any regulations related thereto and other similar anti-corruption legislation in other jurisdictions.

“Anti-Money Laundering Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to Kingsland or its Affiliates, related to terrorism financing or money laundering including, any applicable provision of Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001 (Title III of Pub. L. 107-56) and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), Brazilian Anti-Money Laundering Laws, the Criminal Code (Law 599 of 200), Laws 526 of 1999, 793 of 2002, 1121 of 2006 1708 of 2014 and 1762 of 2015 of the Republic of Colombia, the Convention on Laundering, Search, Seizure and Confiscation of the Proceeds from Crime, signed in Strasbourg on November 8, 1990 and ratified by Colombia by Law 1017 of 2006, the

2

International Convention for the Suppression of the Financing of Terrorism adopted by the United Nations General Assembly on December 9, 1999 and ratified by Colombia through Law 808 of 2003, the Inter-American Convention against Terrorism, signed in Bridgetown, Barbados on June 3, 2002 by the Organization of American States and ratified by Colombia by Law 1108 of 2006, and Law 23 of 2015 issued by the Republic of Panama.

“AVH ADS” means the Company’s American Depositary Shares (as evidenced by American Depositary Receipts) listed on the New York Stock Exchange, each currently representing eight Preferred Shares as of the date hereof.

“AVH Call Option Agreement” means that certain AVH Call Option Agreement, dated as of the date hereof, by and between NewCo and United.

“AVH Pledge Agreement” means that certain Pledge Agreement, dated as of the date hereof, by and between NewCo and the Collateral Agent with respect to NewCo’s Shares.

“AVH Stock Appreciation Rights Agreement” means that certain AVH Stock Appreciation Rights Agreement, dated as of the date hereof, by and between NewCo and United.

“AVH United NDA” means that certain Third Amended and Restated Confidentiality Agreement, dated as of March 2, 2017, by and between United and the Company.

“AVH VWAP” means, with respect to an AVH ADS on any date of determination, the volume-weighted average price of each AVH ADS (weighted by the total daily trading volume for that day, as quoted on the electronic financial news service of Bloomberg L.P. or, if such quote is not then available, then on the electronic financial news service of Thomson Reuters) on the New York Stock Exchange for the 30 trading days prior to the applicable date.

“Beneficial Owner” or “Beneficially Own” (including, with correlative meaning, the term “Beneficial Ownership”) has the meaning given such terms in Rule 13d-3 under the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Bona Fide Offer” has the meaning set forth in Section 2.4(a)(i).

“Business Day” means any day other than Saturday, Sunday, a day which is a legal holiday in the City of New York, United States, Nassau, the Bahamas, Panama City, Panama or Bogota, Colombia or a day on which commercial banks in the City of New York, United States, Nassau, the Bahamas, Panama City, Panama or Bogota, Colombia are authorized or required by Law to close.

“BVC” means the Colombian Stock Exchange (Bolsa de Valores de Colombia).

“Call Price” means, as of the date of the delivery of a NewCo Call Notice or Kingsland Call Notice, as applicable, an amount equal to (a) the AVH VWAP; divided by (b) eight; and multiplied by (c) the number of Shares owned by NewCo or Kingsland, as applicable; provided, however, that (i) if, for any reason, the AVH VWAP is unavailable whether due to a market disruption, discontinuation of AVH ADS or otherwise the Call Price shall be an amount equal to

3

(x), the volume weighted average price of the Preferred Shares on the BVC for the 30 trading days prior to the applicable date, determined in a manner consistent with the definition of AVH VWAP; multiplied by (y) the number of Shares owned by NewCo or Kingsland, as applicable; and (ii) if, for any reason, the volume weighted average price of the Preferred Shares on the BVC is unavailable whether due to a market disruption, discontinuation of the Preferred Shares or otherwise, the Call Price for all of the Shares owned by NewCo or Kingsland, as applicable, shall be determined by the Independent Accountant.

“Collateral Agent” has the meaning set forth in the recitals.

“Common Shares” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the preamble.

“Company Charter” means the pacto social of the Company (or equivalent or comparable constitutive documents with respect to any U.S. jurisdiction, including a certificate or articles of incorporation and bylaws), as amended from time to time.

“Competitor” means any airline based in, or whose business includes the transportation of passengers and/or cargo to, from or within any one or more of Mexico, Central America, South America and/or the Caribbean other than helicopter or private air taxi services or other nonscheduled passenger charter services using aircraft having less than 25 seats.

“Confidential Information” has the meaning set forth in Section 3.7.

“Contract” means any legally binding arrangement, whether written or oral, including agreements, contracts, indentures, debentures, notes, bonds, loans, collective bargaining agreements, leases, mortgages, franchises, license agreements, purchase orders, bids, letters of credit, memoranda of understanding, commitments or letter of credits, in each case, including any amendments or modifications thereto.

“Control” means, with respect to a Person, the possession of the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by Contract or otherwise, including, without limitation, the direct or indirect ownership of securities having the power, directly or indirectly, to elect or appoint the majority of the board of directors or similar body governing the affairs of such Person, and “Controlling” and “Controlled by” shall be interpreted accordingly.

“Cooperation Agreement” has the meaning set forth in the recitals.

“Cooperation Payment” has the meaning set forth in the Cooperation Agreement.

“Custodian” means Wilmington Trust, National Association.

“Delayed ROFO Sale” has the meaning set forth in Section 2.6(b).

“Delayed ROFR Sale” has the meaning set forth in Section 2.4(b)(ii)(A).

4

“Delegated Rights” means (a) all of the rights to vote Kingsland’s Shares, whether arising under the JAA or the Company Charter or applicable Law, and, to exercise the right to approve (or withhold approval of) Special Approval Matters under Section 3.07 of the JAA, and to provide any other consent or waiver under the JAA or the Organization Documents or the Company Charter or to exercise any other rights afforded to Kingsland or shareholders generally under the JAA and the Company Charter (including with regard to any amendment to the JAA and the Organization Documents including the Company Charter), in each case, other than (i) the Kingsland Director Rights, (ii) Kingsland’s rights under Section 4.04 of the JAA, (iii) all statutory rights afforded to Kingsland as a shareholder of AVH under Panamanian law pursuant to Articles 418, 420, 425 and 444 of the Code of Commerce of the Republic of Panama (including provisions consolidating, amending, succeeding or replacing such Articles) and any additional statutory rights afforded to shareholders under Panamanian law after the date hereof not inconsistent with the rights of the Independent Third Party or United pursuant to the terms of the this Agreement, the JAA and the Organization Documents including the Company Charter and (iv) any such consent, waiver or amendment that increases the liabilities or obligations or reduces the rights of Kingsland under the JAA or the Organization Documents, including the Company Charter, in each case in a manner that is disproportionate to Kingsland’s equity ownership of the Company, or that creates a direct financial obligation of Kingsland to which Kingsland has not agreed in writing, provided that Kingsland shall provide to the Independent Third Party (or, following the delivery by United of a United Approval Notice, to United) at least three Business Day’s advance written notice of its intention to vote its Shares pursuant to any of clauses (i) through (iv) above; and (b) all of the rights afforded to the Independent Third Party (or United, if United delivers a United Approval Notice with respect to any such rights) pursuant to this Agreement, the JAA and the Company Charter.

“Disability” means, with respect to any Person, that such Person is unable to perform substantially all of his or her responsibilities and duties hereunder because of illness, injury, accident or condition of either a physical or psychological nature, for 10 consecutive calendar days and remains so unable at the end of such 10-day period.

“Disapproval Notice” has the meaning set forth in the JAA.

“Drag-Along Notice” has the meaning set forth in Section 2.3(c).

“Drag-Along Transferee” has the meaning set forth in Section 2.3(a).

“Effective Date” has the meaning set forth in the preamble.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Event of Default” has the meaning set forth in the NewCo Loan Agreement.

“Exercise” or “Exercised” has the meaning set forth in the Put Option Agreement.

“Exit Sale” has the meaning set forth in Section 2.3(a).

“Fair Market Price Per Share” means, as of any date of determination, a price per Share, calculated as (a) the AVH VWAP, divided by (b) eight; provided, however, that (i) if, for any reason, the AVH VWAP is unavailable whether due to a market disruption, discontinuation of AVH ADS or otherwise, the Fair Market Price Per Share shall be an amount equal to the volume weighted average price of the Preferred Shares on the BVC for the 30 trading days prior to the applicable date, determined in a manner consistent with the definition of AVH VWAP and (ii) if, for any reason, the volume weighted average price of the Preferred Shares on the BVC is unavailable whether due to a market disruption, discontinuation of the Preferred Shares or otherwise, the Fair Market Price Per Share shall be determined by the Independent Accountant.

5

“Fundamental JAA Approval Rights” means any consent, veto, approval, waiver or other rights that (a) each of the Independent Third Party (or United, if United delivers a United Approval Notice with respect to any such rights) and NewCo has pursuant to Sections 3.07(a)(x)-(xiii) of the JAA and Article 11(A)(x)-(xiii) of the Company Charter and (b) each of Kingsland, NewCo and United has pursuant to Section 4.02 of the JAA.

“Governmental Authority” means for any country, such country and its government and any national, federal, state, provincial, territory, departmental, county, municipal, local ministry, department, political subdivision, commission, court or tribunal, or agency or instrumentality thereof (including any legislative house or judiciary), as well as any government-owned or controlled corporation or other enterprise.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 as set forth from time to time in the statements and pronouncements of the International Accounting Standards Board, which are applicable to the circumstances as of the date of determination.

“Incapacity” means, with respect to any Person, a final non-appealable judgment by a court or other governmental authority of competent jurisdiction that such Person is unable to manage his or her own affairs.

“Independent Accountant” means Deloitte LLP or, if Deloitte LLP is unable or unwilling to serve, the parties shall appoint in good faith by mutual agreement the office of an impartial internationally recognized firm of independent certified public accountants who have demonstrated expertise in the aviation industry other than the accountants of any of the Parties or their Affiliates.

“Independent Third Party” has the meaning set forth in Section 3.9(a).

“Independent Third Party Agreement” has the meaning set forth in Section 3.9(c).

“JAA” has the meaning set forth in the recitals.

“JAA Approval Rights” means any consent, veto, approval, waiver or other rights that each of the Independent Third Party (or United, if United delivers a United Approval Notice with respect to any such rights) and NewCo has pursuant to Sections 3.07(a) and 4.02 of the JAA and Article 11(A) of the Company Charter.

“JAA Veto Rights” means the right to issue a Disapproval Notice with respect to a Special Approval Matter set forth in Section 3.07(a) of the JAA and Article 11(A) of the Company Charter.

“Joint Business Agreements” has the meaning set forth in the NewCo Loan Agreement.

“Judgment” means any and all judgments, orders, directives, injunctions, decrees or awards of any Governmental Authority or arbitral body.

6

“Key Person Event” has the meaning set forth in the NewCo Loan Agreement.

“Kingsland” has the meaning set forth in the preamble.

“Kingsland Block Trade” has the meaning set forth in Section 2.6(a).

“Kingsland Call Notice” has the meaning set forth in Section 2.8(a).

“Kingsland Director Rights” has the meaning set forth in the JAA.

“Kingsland Financing Documents” means any financing arrangements entered into by Kingsland with respect to Kingsland’s Shares, including the Kingsland Loan Agreement (as defined in the Put Option Agreement) and the Standby Letter of Credit (as defined in the Put Option Agreement), and any other agreement, instrument or certificate executed by Kingsland as required by the Kingsland Loan Agreement including any swap agreements.

“Kingsland Group” has the meaning set forth in the JAA.

“Kingsland Indemnified Matters” has the meaning set forth in Section 6.1(b).

“Kingsland Indemnitees” has the meaning set forth in Section 6.1(a).

“Kingsland JAA Tag Along Rights” has the meaning set forth in Section 2.4(b)(i).

“Kingsland Material Breach” means a material breach by Kingsland of (a) any of the provisions of Article 2 or Article 3 (excluding Section 3.6, Section 3.7 and Section 3.8) hereof, (b) Sections 3.05, 3.06(b) or 4.02 of the JAA or (c) any Kingsland Financing Documents.

“Kingsland NDA” means that certain Non-Disclosure Agreement, dated as of August 11, 2017, by and between United and Kingsland.

“Kingsland Purchase Offer” has the meaning set forth in Section 2.4(b)(i).

“Kingsland ROFO Offer” has the meaning set forth in Section 2.6(a).

“Kingsland ROFO Price” has the meaning set forth in Section 2.6(a).

“Kingsland ROFO Shares” has the meaning set forth in Section 2.6(a).

“Kingsland ROFO Termination Date” has the meaning set forth in Section 2.6(c).

“Kingsland ROFR Shares” has the meaning set forth in Section 2.4(b)(i).

“Kingsland Seller” has the meaning set forth in Section 2.4(b)(i).

“Laws” means all applicable statutes, laws, rules, regulations, codes, ordinances, rulings, orders, decisions and awards of Governmental Authorities or permits.

7

“Lien” means any mortgage, pledge (prenda mercantil), hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Majority Shareholder” has the meaning set forth in Section 2.3(a).

“Maximum Tag Amount” has the meaning set forth in Section 2.2(c)(i).

“Minority Shareholders” has the meaning set forth in Section 2.3(a).

“NewCo” has the meaning set forth in the preamble.

“NewCo Block Trade” has the meaning set forth in Section 2.5(a).

“NewCo Buy-Out Closing Date” has the meaning set forth in Section 3.3(a)(iii)(B).

“NewCo Buy-Out Offer” has the meaning set forth in Section 3.3(a)(iii).

“NewCo Buy-Out Right” has the meaning set forth in Section 3.3(a)(iii).

“NewCo Call Notice” has the meaning set forth in Section 2.7(a).

“NewCo Group” has the meaning set forth in the JAA.

“NewCo Indemnified Matters” has the meaning set forth in Section 6.1(a).

“NewCo Indemnitees” has the meaning set forth in Section 6.1(b).

“NewCo Kingsland ROFO Exercise Closing” has the meaning set forth in Section 2.6(d)(i).

“NewCo Kingsland ROFO Exercise Notice” has the meaning set forth in Section 2.6(d).

“NewCo Loan” has the meaning set forth in the recitals.

“NewCo Loan Agreement” has the meaning set forth in the recitals.

“NewCo Matching Notice” has the meaning set forth in Section 2.9(a)(iv).

“NewCo Notice of Exercise” has the meaning set forth in Section 2.9(a)(ii).

“NewCo Ownership Threshold Failure” means, at any time, (a) the NewCo Group owns less than 15% of the then outstanding Common Shares and (b) the United Group owns at least four times the number of Common Shares owned by the NewCo Group; provided that, for purposes of calculating the ownership of the United Group pursuant to clause (b) above, the United Group will be deemed to own all of the Common Shares of the Company owned of record by the Kingsland Group once Kingsland has Exercised or been deemed to have Exercised the Put Option.

8

“NewCo Purchase Offer” has the meaning set forth in Section 2.4(a)(i).

“NewCo Put Shares Buy-Out Right” has the meaning set forth in Section 3.3(a)(iii)(E).

“NewCo ROFO Deposit” has the meaning set forth in Section 2.6(d).

“NewCo ROFO Offer” has the meaning set forth in Section 2.5(a).

“NewCo ROFO Price” has the meaning set forth in Section 2.5(a).

“NewCo ROFO Shares” has the meaning set forth in Section 2.5(a).

“NewCo ROFR Closing” has the meaning set forth in Section 2.9(a)(ii).

“NewCo ROFR Deposit” has the meaning set forth in Section 2.4(b)(ii)(B)(i).

“NewCo ROFR Offer Period” has the meaning set forth in Section 2.9(a)(ii).

“NewCo ROFR Shares” has the meaning set forth in Section 2.4(a)(i).

“NewCo Seller” has the meaning set forth in Section 2.4(a)(i).

“NewCo United ROFO Offer” has the meaning set forth in Section 2.9(b)(ii).

“NewCo United ROFO Period” has the meaning set forth in Section 2.9(b)(ii).

“NewCo United ROFO Price” has the meaning set forth in Section 2.9(b)(ii).

“Non-Permitted Holder” has the meaning set forth in the JAA.

“Notices” has the meaning set forth in Section 6.9.

“Obligations” has the meaning set forth in the NewCo Loan Agreement.

“Option” has the meaning set forth in the AVH Call Option Agreement.

“Option Exercise Payment” has the meaning set forth in the AVH Call Option Agreement.

“Optioned AVH Shares” has the meaning set forth in Section 2.1(c).

“Organization Documents” means, with respect to any Person, its core documents, including (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, including the pacto social); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction, including the pacto

9

social and estatutos under applicable Panamanian Law); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation, registration or organization of such entity.

“Party” or “Parties” has the meaning set forth in the preamble.

“Permitted JBA Termination” means a termination of any Joint Business Agreement by the Company or any of its Affiliates (a) as a result of a breach or default thereunder by United or any of its Affiliates giving rise to the Company’s right to such termination; (b) when such termination is required, in the written opinion of the Company’s outside legal counsel, in accordance with applicable Laws to comply with an order by a Governmental Authority and such order cannot be appealed by the parties to such Joint Business Agreement or complied with by the parties to such Joint Business Agreement using reasonable commercial efforts in a manner that does not require termination of such Joint Business Agreement, as applicable; (c) in accordance with its terms, effective no earlier than the expiration of the Initial Term (as defined in the Primary JBA); or (d) when such termination is made jointly by United and the Company.

“Permitted Transferee” has the meaning set forth in the JAA.

“Person” means any natural person, Entity or Governmental Authority.

“Pledge and Custody Agreement” means that certain Pledge and Custody Agreement, dated as of the date hereof, by and among United, Kingsland and the Custodian.

“Preferred Shares” means the Company’s preferred shares, par value $0.125 per share.

“Primary JBA” has the meaning set forth in the NewCo Loan Agreement.

“Proposed Transferee” has the meaning set forth in Section 2.2(a).

“Put Option” has the meaning set forth in the Put Option Agreement.

“Put Option Agreement” has the meaning set forth in the recitals.

“Put Option Closing Date” has the meaning set forth in the Put Option Agreement.

“Put Shares” has the meaning set forth in the Put Option Agreement.

“Put Shares Buyout Notice” has the meaning set forth in Section 3.3(a)(iii)(E).

“Put Shares Buyout Offer” has the meaning set forth in Section 3.3(a)(iii)(E).

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Responsible Officer” means (a) with respect to any Party other than United, the chief executive officer, president or chief financial officer of such Party and solely for purposes of the

10

delivery of incumbency certificates, the secretary or any assistant secretary of such Party and (b) with respect to United, (i) the chief executive officer, the president, the chief financial officer, any executive vice president, the treasurer, the vice president, chief financial officer – operations, and controller of United and/or UCH, respectively; (ii) any other officer of United and/or UCH (as the case may be) authorized by any of the foregoing persons in writing; and (iii) any officer of any of UCH and its subsidiaries (however such officer’s title may be designated in the future) whose responsibilities include all or a substantial part of the current responsibilities of one or more the foregoing specified officers. Any document delivered hereunder that is signed by a Responsible Officer of a Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Party.

“Sale Notice” has the meaning set forth in Section 2.2(b).

“Second ROFR Closing” has the meaning set forth in Section 2.4(b)(ii)(B)(ii).

“Second ROFR Notice of Exercise” has the meaning set forth in Section 2.4(b)(ii)(B)(i).

“Share Value Measurement Date” means, with respect to any Share, the date on which such Share is Transferred to the United Group (including in connection with the exercise of Kingsland’s Put Option, the exercise of United’s Option, the payment in kind by NewCo to United pursuant to Section 2.8 of the NewCo Loan Agreement or Section 2.4(b)(ii) of the AVH Stock Appreciation Rights Agreement or the exercise of United’s rights pursuant to Section 2.4(b)(i), and Section 2.5(b), as the case may be); provided, however, that in connection with each of a Delayed ROFO Sale, Delayed ROFR Sale and a delay of Share Value Payment and Transfer of Put Shares pursuant to Section 2.2(c) of the Put Option Agreement, the Share Value Measurement Date shall be deemed to be the Put Option Closing Date pursuant to Section 2.2(b)(ii) of the Put Option Agreement.

“Shareholder” means those Persons who own Shares as of the Effective Date or who subsequently become owners of Shares but shall not include any Person after it ceases to own Shares.

“Shares” means, on any given date, the issued and outstanding Common Shares and Preferred Shares as of such date.

“Special Approval Matter” has the meaning set forth in the JAA.

“Special Approval Request Date” has the meaning set forth in Section 3.3(a)(ii)(A).

“Subsidiary” means, with respect to a Person, any other Person Controlled by such first Person.

“SVP Delay Date” has the meaning set forth in the Put Option Agreement.

“Synergy” has the meaning set forth in the recitals.

“Synergy COC Transaction Notice” has the meaning set forth in Section 2.4(b)(i).

11

“Synergy United AVH NDA” means that certain Confidentiality Agreement, dated as of October 24, 2018, by and between Synergy, United and the Company.

“Tag-along Notice” has the meaning set forth in Section 2.2(c)(i).

“Tag-along Period” has the meaning set forth in Section 2.2(c)(i).

“Tag-along Sale” has the meaning set forth in Section 2.2(a).

“Tag-along Shareholder” has the meaning set forth in Section 2.2(a).

“Third-Party Purchaser” has the meaning set forth in Section 2.4(a)(i).

“Transaction Documents” means this Agreement, the JAA, the Cooperation Agreement, the AVH Call Option Agreement, the Put Option Agreement, the Joint Business Agreements, the Registration Rights Agreement, as well as any other written agreements, dated as of the date hereof, (a) between United and Kingsland relating to Kingsland’s Shares, including the Upside Sharing Agreement and the Pledge and Custody Agreement, and (b) between United and NewCo or its Affiliates, relating to NewCo’s Shares, including the AVH Stock Appreciation Rights Agreement.

“Transfer,” “Transferred,” “Transferring” means, with respect to a Person, a direct or indirect disposition, sale, assignment, transfer, gift, surrender for cancellation, exchange or pledge, or the direct or indirect grant or transfer of any economic interest, security interest, ownership, derivative interest, voting power or other Lien, including by death, operation of law, judicial decree, a change of Control of such Person, merger or consolidation of such Person into or with any other Person or otherwise, and the term “Transferability” shall be interpreted accordingly; provided, however, that a change of Control or merger or consolidation of United shall not be deemed a Transfer for purposes of this Agreement.

“Transfer Documents” means, in connection with a Transfer pursuant to Section 2.4(a)(ii), Section 2.4(b)(ii), Section 2.4(b)(ii)(B)(ii), Section 2.5(b), Section 2.6(b), Section 2.6(d)(i), Section 2.7(d), Section 2.8(d), Section 2.9(a)(ii), Section 3.3(a)(iii)(B) and (D) , Section 3.3(a)(v) and Section 3.3(a)(vii)(B) and (D), (a) a certificate signed by (i) an authorized officer of United (or a United Designee) or (ii) a Responsible Officer of NewCo or Kingsland, as applicable, certifying that it has conveyed good title to the Shares, free and clear of all Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Document); (b) the original certificates representing or evidencing the Shares to be cancelled and the new share certificates representing the new Shares (i) in the name of United (or the United Designee, as applicable) for purposes of Section 2.4(a)(ii), Section 2.5(b), Section 2.6(b), Section 2.7(d), Section 2.8(d) and Section 3.3(a)(vii)(B) or (ii) in the name of NewCo for purposes of Section 2.4(b)(ii)(B)(ii), Section 2.6(d)(i), Section 2.9(a)(ii) and Section 3.3(a)(iii)(B) and (D); (c) instruments of transfer or assignment for the certificates evidencing such Shares, substantially in the form attached hereto as Exhibit A, duly executed by United, a United Designee, NewCo or Kingsland (as applicable) and notarized by a Panamanian public notary (notario público) and apostilled; (d) corporate resolutions of United, a United Designee, NewCo or Kingsland (as applicable) authorizing and approving the Transfer of the Shares; and (e) a certificate pursuant to which the Company certifies

12

that it has duly annotated and recorded the Transfer of the Shares in the Company’s stock registry with a certified copy of the Company’s stock registry evidencing such annotation attached thereto, all in form and substance reasonably satisfactory to United (for purposes of Section 2.4(b)(i), Section 2.5(b), Section 2.6(b), Section 2.7(d), Section 2.8(d) and Section 3.3(a)(vii)(B)) or NewCo (for purposes of Section 2.4(b)(ii)(B)(ii), Section 2.6(d), Section 2.9(a)(ii) and Section 3.3(a)(iii)(B) and (D)).

“UCH” means United Continental Holdings, Inc.

“United” has the meaning set forth in the preamble.

“United Approval Notice” has the meaning set forth in Section 3.3(b).

“United Blended Share Price” means, as of any date, the average price per Share held by the United Group, calculated as follows:

(a) the sum of:

(i)    if the United Group owns any Shares as a result of Kingsland’s exercise of the Put Option, the Share Value Payment;

(ii)    if the United Group owns any Shares as a result of United’s exercise of the Option, the Option Exercise Payment in respect of such Option Shares, but only including in such aggregate amounts paid in cash or by offset pursuant to clause (a) or (b) of Section 2.4, respectively, of the AVH Call Option Agreement with respect to such Option Shares;

(iii)    if the United Group owns any Shares as a result of a payment in kind by NewCo to United pursuant to, and in accordance with, each of Section 2.8 of the NewCo Loan Agreement and Section 2.4(b)(ii) of the AVH Stock Appreciation Rights Agreement, the Fair Market Price Per Share as of the applicable Share Value Measurement Date, multiplied by the number of Shares Transferred to the United Group in connection with such payment by NewCo; and

(iv)    if the United Group owns any Shares as a result of United’s exercise of its rights pursuant to Section 2.4(a)(i) (United ROFR Exercise) and Section 2.5(b) (United ROFO Exercise), the aggregate price paid by United in connection with each such Transfer;

in each case set forth in clauses (i), (ii), (iii) and (iv), plus interest accruing as of the relevant Share Value Measurement Date at a rate of 3% per annum;

divided by,

(b) the number of Shares held by the United Group as of such date.

“United Buy-Out Closing Date” has the meaning set forth in Section 3.3(a)(vii)(B).

“United Buy-Out Offer” has the meaning set forth in Section 3.3(a)(vii).

“United Buy-Out Right” has the meaning set forth in Section 3.3(a)(vii).

13

“United Designee” has the meaning set forth in the JAA.

“United Election Notice” has the meaning set forth in Section 2.9(b)(ii).

“United Election Period” has the meaning set forth in Section 2.9(b)(ii).

“United Group” has the meaning set forth in the JAA.

“United Indemnified Matters” has the meaning set forth in Section 6.1(c).

“United Indemnitees” has the meaning set forth in Section 6.1(a).

“United Kingsland Offer Period” has the meaning set forth in Section 2.4(b)(ii)(A).

“United Kingsland Notice of Exercise” has the meaning set forth in Section 2.4(b)(ii)(A).

“United Kingsland ROFO Exercise Closing” has the meaning set forth in Section 2.6(b).

“United Kingsland ROFO Exercise Notice” has the meaning set forth in Section 2.6(b).

“United Kingsland ROFO Period” has the meaning set forth in Section 2.6(b).

“United Kingsland ROFR Closing” has the meaning set forth in Section 2.4(b)(ii)(A).

“United Kingsland Matching Notice” has the meaning set forth in Section 2.4(b)(iv).

“United NewCo Matching Notice” has the meaning set forth in Section 2.4(a)(iv).

“United NewCo ROFO Exercise Closing” has the meaning set forth in Section 2.5(b).

“United NewCo ROFO Exercise Notice” has the meaning set forth in Section 2.5(b).

“United NewCo ROFO Period” has the meaning set forth in Section 2.5(b).

“United NewCo Notice of Exercise” has the meaning set forth in Section 2.4(a)(ii).

“United NewCo Offer Period” has the meaning set forth in Section 2.4(a)(ii).

“United NewCo ROFR Closing” has the meaning set forth in Section 2.4(a)(ii).

“United Ownership Threshold Failure” means, at any time, (a) the United Group owns less than 15% of the then outstanding Common Shares and (b) the NewCo Group owns at least four times the number of Common Shares owned by the United Group, provided that for purposes of calculating the ownership of the United Group pursuant to clauses (a) and (b) above, the United Group will be deemed to own all of the Common Shares owned of record by the Kingsland Group (x) prior to the fifth anniversary of the Effective Date unless the NewCo Put Shares Buy-Out Right shall have been consummated with respect to all of the Put Shares, and (y) thereafter, only if once Kingsland has Exercised or been deemed to have Exercised the Put Option.

14

“United Purchase Offer” has the meaning set forth in Section 2.9(a)(i).

“United ROFO Shares” has the meaning set forth in Section 2.9(b)(i).

“United ROFR Shares” has the meaning set forth in Section 2.9(a)(i).

“United Sale Notice” has the meaning set forth in Section 2.9(b)(i).

“United Seller” has the meaning set forth in Section 2.2(a).

“Upside Sharing Agreement” means that certain Upside Sharing Agreement, to be entered into by and between United and Kingsland.

“Usufruct Documents” has the meaning set forth in the Put Option Agreement.

Section 1.2    Rules of Construction.

(a)    All article, section, subsection, preamble, recital or exhibit references used in this Agreement are to an article, section, subsection, preamble or recital to this Agreement unless otherwise specified. All exhibits attached to this Agreement constitute a part of this Agreement and are incorporated herein for all purposes. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Unless the context of this Agreement clearly requires otherwise (i) the singular shall include the plural and the plural shall include the singular wherever and as often as may be appropriate; (ii) the words “includes” or “including” shall mean “including without limitation”; (iii) the words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular article, section, subsection or exhibit, in which such words appear; (iv) the words “own” or “owns” or “ownership” or “owner” and words with correlative meaning shall mean Beneficially Own or Beneficial Ownership or Beneficial Owner, as applicable and (v) the gender of all words used in this Agreement includes the masculine, feminine and neuter.

(b)    The headings of articles, sections, subsections or exhibits of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(c)    References to any Law will include all rules and regulations promulgated thereunder, and references to any Law will be construed as including any legal and statutory provisions consolidating, amending, succeeding or replacing such Law.

(d)    References to any document will include any amendment, restatement or supplement to, or replacement or novation of, such document, but disregarding any amendment, restatement, supplement, replacement or novation made in breach of this Agreement.

(e)    Except as may be otherwise expressly provided, any reference herein to an approval, consent, determination, election, exercise of right, decision, removal or similar discretionary act of a Person or body shall mean that such is to be made in the sole and absolute discretion of such Person or body.

15

(f)    Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision will be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or behalf of any Affiliate of such Person.

(g)    Currency amounts referenced herein, unless otherwise specified, are in U.S. Dollars.

(h)    All accounting terms used herein and not otherwise defined herein will have the meanings accorded them in accordance with IFRS and, except as expressly provided herein, all accounting determinations will be made in accordance with such accounting standards in effect from time to time.

(i)    Each Party acknowledges that it has the relevant experience and sophistication required to adequately assess and evaluate the risks associated with the transactions contemplated hereby and to make the investment decision (as applicable) contemplated hereby. Each Party has had an adequate opportunity to review each and every provision of this Agreement and to submit the same to legal counsel for review and advice. Based on the foregoing, the language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and the rule of construction, if any, that a contract be construed against the drafter shall not apply to interpretation or construction of this Agreement.

(j)    If at any time the number of Preferred Shares of the Company comprising an AVH ADS is no longer eight, all references in this Agreement to “divided by eight” or similar phrases will be deemed to be changed to reflect the actual number of Preferred Shares comprising each AVH ADS at such time.

ARTICLE 2

TRANSFER OF SHARES

Section 2.1    Restrictions on the Transfers of Shares.

(a)    Subject to the AVH Pledge Agreement and the Pledge and Custody Agreement, without the prior written approval of United, which approval may be withheld or conditioned on such terms or matters as determined by United in its sole and absolute discretion, none of Kingsland, NewCo or any of their respective Permitted Transferees may Transfer or cause to be Transferred any Shares to a Non-Permitted Holder.

(b)    Subject to the AVH Pledge Agreement, the Pledge and Custody Agreement and Section 2.1(a), without the prior written approval of United, which approval may be withheld or conditioned on such terms or matters as determined by United in its sole and absolute discretion, none of Kingsland, NewCo or any of their respective Permitted Transferees may Transfer or cause to be Transferred any Shares to a Person that is not a Non-Permitted Holder (i) unless (A) such Transfer is to a Permitted Transferee or (B) the applicable member of the NewCo Group or the Kingsland Group, as applicable, has first complied with the procedures set forth in Section 2.4, Section 2.5 and Section 2.6, as applicable; (ii) unless, in the case of NewCo, (A) NewCo and each of its Affiliates is otherwise in compliance with its material obligations under the Transaction Documents to which it is a party and (B) an Event of Default has not occurred and is not continuing;

16

and (iii) in the case of Kingsland, there has not been a Kingsland Material Breach that has not been waived or cured, if capable of being cured; provided, however, that the restrictions under this Section 2.1(b) will not apply to any Transfers by NewCo (1) to United or (2) of Preferred Shares that are permitted for purposes of any payment of obligations under, and in accordance with, Section 2.8 of the NewCo Loan Agreement or Section 2.4(b)(ii) of the AVH Stock Appreciation Rights Agreement.

(c)    Only with respect to the Common Shares that United acquires pursuant to the AVH Call Option Agreement (such Common Shares, collectively, the “Optioned AVH Shares”), United may not Transfer or cause to be Transferred any Optioned AVH Shares to a third party, unless such Optioned AVH Shares are first converted into Preferred Shares; provided, however, that the transfer restriction in this Section 2.1(c) shall not apply (i) for so long as an Event of Default has occurred and is continuing, (ii) if NewCo or any of its Affiliates has breached any of its material obligations under any Transaction Document to which it is a party and such breach has not been waived or cured, if capable of being cured or (iii) to any Transfer by United of Shares in accordance with Section 2.3 or in connection with the exercise of United’s rights under Section 2.7 or Section 2.8; provided further, however, that if such conversion of Optioned AVH Shares into Preferred Shares by United would otherwise (x) cause all of the Preferred Shares to have voting rights pursuant to the Company’s Organization Documents or (y) cause Synergy and Kingsland to lose Control of the Company, then United shall have the right to Transfer (without first having to convert into Preferred Shares and together with any converted shares) the amount of AVH Optioned Shares that exceed the number of Common Shares that can be converted without triggering the events described in sub-clauses (x) or (y) above.

(d)    The Parties agree and acknowledge that any Transfer of Shares by any of the Parties is subject to the restrictions on Transfer set forth in this Article 2 and to the AVH Pledge Agreement and the Pledge and Custody Agreement, as applicable, and that any certificated Shares will include a legend reflecting that such restrictions exist under this Agreement. Any attempt not in compliance with this Agreement, the JAA and the Organization Documents of the Company to make any Transfer of Shares shall be null and void and of no force and effect, the purported transferee shall have no title to the Shares nor rights or privileges in or with respect to the Company, under this Agreement, the JAA or under the Organization Documents of the Company, and the Company shall not annotate or otherwise reflect in the Company’s share registry such attempted Transfer. Other than in connection with a Transfer of Preferred Shares effectuated in accordance with this Agreement by Kingsland or NewCo, as a condition to the effectiveness of any Transfer of Shares permitted hereunder to any Person, such Person must execute and deliver to United a joinder to this Agreement in a form reasonably acceptable to United. Notwithstanding the foregoing, nothing in this Agreement shall limit the rights or obligations of any party thereto under the AVH Call Option Agreement, the Put Option Agreement, the Cooperation Agreement and the Upside Sharing Agreement, including the ability of Kingsland or NewCo to Transfer its Shares (or the voting and economic rights of such Shares pursuant to the Usufruct Documents) to United (or a United Designee, as applicable) pursuant thereto; provided, however, that, notwithstanding anything in this Agreement to the contrary, if the Put Option has been Exercised or deemed to have been Exercised, Kingsland may not Transfer or cause to be Transferred the Put Shares subject to such Exercise other than to United or as directed by United in accordance with the Put Option Agreement and this Agreement.

17

(e)    Notwithstanding anything in this Agreement to the contrary:

(i)    NewCo’s rights to Transfer any Shares under Sections 2.4(a) and 2.5, and NewCo’s rights to acquire United’s Shares under Section 2.9, shall cease to apply if United (or a United Designee) is exercising its rights under Sections 2.3 or 2.7.

(ii)    Kingsland’s rights to Transfer any Shares under Sections 2.4(b) and 2.6, shall cease to apply if United (or a United Designee) is exercising its rights under Sections 2.3 or 2.8.

(f)    Notwithstanding anything in this Agreement to the contrary:

(i)    if United or a United Designee is obligated to pay for any Shares owned by the NewCo Group that are Transferred to United or a United Designee in connection with the exercise of United’s rights under Section 2.3, Section 2.4(a), Section 2.5 or Section 2.7, United (or such United Designee, as applicable) shall be entitled to offset all or a portion of such payment against the Obligations then owed by NewCo to United under the NewCo Loan Agreement and the AVH Stock Appreciation Rights Agreement; and

(ii)    the payment of any amounts to which the Kingsland Group would otherwise be entitled to receive for any Shares Transferred by the Kingsland Group in accordance with this Article 2 shall be subject to the Upside Sharing Agreement and the Kingsland Financing Documents.

Section 2.2    Tag Along Rights.

(a)    Participation. If, at any time, United, a United Designee (other than Kingsland) and/or any Permitted Transferee of United who holds Shares (for purposes of this Section 2.2, each and collectively, a “United Seller”) (i) owns at least as many shares as Kingsland and (ii) proposes to Transfer to any Person or Persons who are not Permitted Transferees of any United Seller or NewCo (or its Permitted Transferees) (the “Proposed Transferee”), in a single transaction or series of related transactions (including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise), a number of Shares which is equal to or greater than 20% of the number of Shares held by such United Seller as of immediately prior to the consummation of such transaction(s), and United cannot or has not elected to exercise its drag-along rights set forth in Section 2.3, Kingsland and any Permitted Transferee thereof (each, a “Tag-along Shareholder”) shall be permitted to participate in such sale (a “Tag-along Sale”) on the terms and conditions set forth in this Section 2.2; provided, however, that (x) any Transfer by United to comply with any regulatory requirements or any of United’s collective bargaining agreements shall not be subject to this Section 2.2, (y) prior to the tenth anniversary of the date hereof, Kingsland may not sell any Shares at a price that is less than $1.5625 per Share (as adjusted for the occurrence of any Adjustment Events) and (z) in the event Kingsland exercises its Put Option under the Put Option Agreement with respect to any Put Shares prior to the Put Option Closing Date, Kingsland’s rights under this Section 2.2 shall terminate on the Put Option Closing Date with respect to such Put Shares for which the Put Option has been Exercised.

(b)    Sale Notice. Prior to the consummation of the Tag-along Sale, the United Seller shall deliver to Kingsland and/or any Permitted Transferee thereof a written notice

18

substantially the form attached hereto as Exhibit B (a “Sale Notice”) of the proposed Transfer subject to this Section 2.2 no more than five Business Days after the execution and delivery by all the parties thereto of the definitive agreements entered into with respect to such Tag-along Sale and, in any event, no later than 20 Business Days prior to the closing date of such Tag-along Sale. The Sale Notice shall make reference to the Tag-along Shareholders’ rights hereunder and shall describe in reasonable detail:

(i)    the number of Shares to be sold by the United Seller;

(ii)    the name of the Proposed Transferee;

(iii)    the per Share purchase price and the other material terms and conditions of such Tag-along Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof;

(iv)    the proposed date, time and location of the closing of such Tag-along Sale; and

(v)    a copy of any definitive Share purchase and sale agreement entered into with respect to such Tag-along Sale or form of Share purchase and sale agreement proposed to be executed in connection therewith.

(c)    Shares to be Sold.

(i)    Each Tag-along Shareholder shall exercise its right to participate in a Tag-along Sale subject to this Section 2.2 by delivering to the United Seller a written notice substantially in the form attached hereto as Exhibit C (a “Tag-along Notice”) stating its election to do so and specifying the number of Shares to be sold by such Tag-along Shareholder in accordance with this Section 2.2(c)(i) no later than 10 Business Days after receipt of the applicable Sale Notice (the “Tag-along Period”). The election by a Tag-along Shareholder of the right to participate in a Tag-along Sale set forth in a Tag-along Notice shall be irrevocable and binding, and such Tag-along Shareholder shall be obligated to sell its Shares in such Tag-along Sale on the terms and conditions set forth in this Section 2.2. Each Tag-along Shareholder shall have the right to sell in a Tag-along Sale subject to this Section 2.2 up to a number of Shares equal to the product obtained by multiplying (A) the number of Shares held by such Tag-along Shareholder by (B) a fraction (x) the numerator of which is equal to the maximum number of Shares the Proposed Transferee is willing to purchase and (y) the denominator of which is equal to the total number of Shares owned by the Shareholders participating in such Tag-along Sale (the “Maximum Tag Amount”). For the avoidance of doubt, the number of Shares the United Seller would otherwise be entitled to Transfer pursuant to this Section 2.2 shall be reduced by the number of Shares which the Tag-along Shareholders elect to sell, which number shall not exceed the Maximum Tag Amount, pursuant to this Section 2.2(c).

(ii)    Each Tag-along Shareholder who does not deliver a Tag-along Notice in compliance with Section 2.2(c)(i) shall be deemed to have waived all of such Tag-along Shareholder’s rights to participate in such Tag-along Sale, and the United Seller shall (subject to the rights of any participating Tag-along Shareholder) thereafter be free to sell to the Proposed Transferee its Shares at a per Share purchase price that is no greater than the per Share purchase price set forth in the applicable Sale Notice and on other terms and conditions which are not materially more favorable to the United Seller than those set forth in such Sale Notice, without any further obligation to the non-participating Tag-along Shareholders.

19

(d)    Conditions of Sale. Each Tag-along Shareholder participating in a Tag-along Sale pursuant to this Section 2.2 shall receive the same form and amount of consideration per Share as is received by the United Seller, or, if the United Seller is given an option as to the form or amount of consideration per Share, the Tag-along Shareholders will be given the same option, which option shall be described in the Sale Notice and shall be selected by the Tag-along Shareholders in the Tag-along Notice. Each Tag-along Shareholder shall make or provide the same representations, warranties, covenants, indemnities and agreements as the United Seller makes or provides in connection with such Tag-along Sale (except that, in the case of representations, warranties, covenants, indemnities and agreements pertaining specifically to the United Seller, such Tag-along Shareholder shall make the comparable representations, warranties, covenants, indemnities and agreements pertaining specifically to itself); provided, however, that all representations, warranties, covenants and indemnities shall be made by the United Seller and each other Tag-along Shareholder severally and not jointly.

(e)    Cooperation. Each Tag-along Shareholder participating in the Tag-along Sale shall take all actions as may be reasonably necessary to consummate the Tag-along Sale, including entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the United Seller.

(f)    Deadline for Completion of Sale. The United Seller shall have 120 days following the expiration of the Tag-along Period in which to sell the Shares described in the applicable Sale Notice, on terms not more favorable to the United Seller than those set forth in such Sale Notice (which such 120-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals). If, at the end of such period, the United Seller has not completed such Tag-along Sale, the United Seller may not then effect a Tag-along Sale subject to this Section 2.2 without again fully complying with the provisions of this Section 2.2.

(g)    Sales in Violation of the Tag-along Right. If the United Seller Transfers to the Proposed Transferee its Shares in breach of this Section 2.2, then each Tag-along Shareholder shall have the right to sell to the United Seller, and the United Seller undertakes to purchase from such Tag-along Shareholder, the number of Shares that such Tag-along Shareholder would have had the right to sell to the Proposed Transferee pursuant to this Section 2.2, for a per Share amount and form of consideration and upon the terms and conditions on which the Proposed Transferee bought such Shares from the United Seller, which, subject to the immediately following sentence, shall be such Tag-along Shareholder’s sole and exclusive remedy for a breach of this Section 2.2. The United Seller shall also reimburse each Tag-along Shareholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Tag-along Shareholder’s rights under this Section 2.2(g).

20

Section 2.3    Drag Along Rights.

(a)    If, at any time, (i) the United Group owns the majority of the Common Shares, or (ii) the United Group together with any other Shareholder owns the majority of the Common Shares, provided that the United Group owns at least 10% of the then outstanding Common Shares (it being understood that, if the Put Option has been Exercised or been deemed to have been Exercised, the United Group will be deemed to own the corresponding Common Shares of the Company owned of record by the Kingsland Group) (such Shareholder or Shareholders acting together, as the case may be, the “Majority Shareholder”) elect to Transfer to any Person or Persons who are not a Permitted Transferee of the Majority Shareholder (collectively, a “Drag-Along Transferee”), in a bona fide arms’-length transaction or series of related transactions (including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise) all of the Shares held by such Majority Shareholder and its Affiliates on the date thereof (an “Exit Sale”), then the Majority Shareholder may, subject to the other provisions of this Section 2.3, require each other Shareholder that is a Party to this Agreement and each of its Permitted Transferees (collectively, the “Minority Shareholders”) to Transfer all, but not less than all, of its Shares and to vote in favor of, consent to, raise no objections to, waive any appraisal rights with respect thereto, waive its JAA Approval Rights and all consent and approval rights under the JAA and the Company’s Organization Documents and take all commercially reasonable actions requested, necessary or desirable in connection with, the Exit Sale; provided, however, that if there is a continuing Event of Default, then United (or the United Designee, as applicable), will have the right to exercise the rights of the Majority Shareholder of this Section 2.3 regardless of the number of Shares held by the United Group.

(b)    The obligations of the Minority Shareholders to Transfer their Shares in connection with an Exit Sale are subject to the satisfaction of the following conditions: upon the consummation of the Exit Sale, the Minority Shareholders shall have received the same form and amount of consideration per Share as is received by the Majority Shareholder, or if the Majority Shareholder is given an option as to the form or amount of consideration per Share, the Minority Shareholders will be given the same option as described in, and in accordance with the procedures set forth in, the Drag-Along Notice. In connection with an Exit Sale, each Minority Shareholder shall (i) execute such documents, and (ii) make such representations, warranties, covenants and indemnities as to itself as are executed and made by the other Minority Shareholders with respect to the Company, provided that if NewCo is the only Minority Shareholder, then NewCo as a Minority Shareholder shall make customary representations and warranties made by a Minority Shareholder in similar transactions; provided further, however, that any such indemnification or other obligation assumed in connection with an Exit Sale shall be allocated among the Shareholders that are a Party to this Agreement in the same manner as the aggregate purchase price, other than with respect to representations made individually by the Majority Shareholder (e.g., representations as to title to Shares or authority). Any liability arising from the representations, warranties, covenants, indemnities or agreements relating to the Company or any of its Subsidiaries shall be borne by each Shareholder severally, and not jointly (unless, in the case of the Majority Shareholder only, such Majority Shareholder agrees to be jointly and severally liable in connection therewith). In no event shall the indemnification or other obligations of a Minority Shareholder assumed in connection with an Exit Sale exceed the aggregate value of the consideration actually received by such Minority Shareholder in respect of its Shares in connection with such Exit Sale.

21

(c)    If the Majority Shareholder wishes to exercise its drag-along rights pursuant to this Section 2.3, then it shall give written notice thereof substantially in the form attached hereto as Exhibit D (the “Drag-Along Notice”) to each Minority Shareholder at least 30 days prior to the date on which the Majority Shareholder expects to consummate the Exit Sale. A Drag-Along Notice shall set forth: (i) the name and address of the Drag-Along Transferee and the identity of its economic group and the ultimate owner, if known, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Drag-Along Transferee, including the details of any price adjustment mechanism, if applicable, (iii) any other material terms of the proposed transaction, including the expected closing date thereof, (iv) a copy of any executed purchase agreement (or other type of arrangement) with such Drag-Along Transferee or, if no such agreement exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Drag-Along Transferee in connection with an Exit Sale, if any and (v) the action or actions reasonably requested or required of each Minority Shareholder (including those that may be reasonably requested or required in the future) in order to complete or facilitate such proposed Exit Sale (including (A) the Transfer of Shares owned by each Minority Shareholder, (B) the voting by such Minority Shareholder in favor of the Exit Sale and the transactions contemplated thereby and the waiver of any related appraisal or dissenters’ rights and/or (C) the execution and delivery of any merger, asset purchase, security purchase, recapitalization or other agreement, as applicable). NewCo and Kingsland hereby grant to United a limited power-of-attorney solely for purposes of the exercise of the Majority Shareholder’s rights under this Section 2.3, including the right to execute and deliver, on behalf of NewCo and Kingsland, any agreement, transfer instrument or other document necessary to consummate such Exit Sale pursuant to this Section 2.3; provided, however, that United shall only be entitled to exercise this limited power-of-attorney with respect to any agreement, transfer instrument or other document if (x) such agreement, transfer instrument or other document is consistent with the limitations set forth in this Section 2.3 and (y) the Majority Shareholders have provided such agreement, transfer instrument or other document to NewCo and/or Kingsland, as applicable, and NewCo and/or Kingsland, as applicable, shall have failed to sign such agreement, transfer instrument or other document within five Business Days after receipt thereof.

(d)    Closing. The Majority Shareholder shall have 90 days following the delivery of the Drag-Along Notice to complete the Exit Sale (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary approvals from a Governmental Authority). If, at the end of such period, the Majority Shareholder has not completed such Exit Sale, the Majority Shareholder may not then effect an Exit Sale subject to this Section 2.3 without again fully complying with the provisions of this Section 2.3.

Section 2.4    United Right of First Refusal.

(a)    NewCo.

(i)    Purchase Offer. Subject to Section 2.1 and only as permitted under the NewCo Loan Agreement, if, at any time and from time to time NewCo or any of its Permitted Transferees or the Collateral Agent (each, a “NewCo Seller”) receives a bona fide purchase offer, whether through a bid process, unsolicited, forced sale, judicial foreclosure, auction, public sale, private sale or otherwise (a “Bona Fide Offer”) from a third party that is not a Permitted Transferee (each, a “Third-Party Purchaser”) to Transfer all or any portion of the Shares owned by NewCo

22

(such Shares proposed to be sold in connection with such Bona Fide Offer, the “NewCo ROFR Shares”), which Bona Fide Offer such NewCo Seller intends to accept, then such NewCo Seller shall deliver to United, no later than 30 days prior to accepting such Bona Fide Offer, an offer substantially in the form attached hereto as Exhibit E (a “NewCo Purchase Offer”) to sell to United all of the NewCo ROFR Shares. The NewCo Purchase Offer shall (A) be in writing; (B) set forth the same purchase price as is set forth in the Bona Fide Offer, payable on the same terms as set forth in the Bona Fide Offer; and (C) include (1) financing terms, (2) other terms and conditions as are set forth in the Bona Fide Offer, in each case, that are at least as favorable to United as those contained in the Bona Fide Offer are to such Third-Party Purchaser and (3) a copy of any executed purchase agreement (or other type of arrangement) with such Third-Party Purchaser or, if no such agreement (or arrangement) exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Third-Party Purchaser in connection with the Bona Fide Offer; provided, however, that the restrictions under this Section 2.4 will not apply to any Transfers by NewCo that are permitted for purposes of any payment of obligations under, and in accordance with, Section 2.8 of the NewCo Loan Agreement and Section 2.4(b)(ii) of the AVH Stock Appreciation Rights Agreement;

(ii)    Exercise. During the 10 Business Day-period following the receipt of a NewCo Purchase Offer (the “United NewCo Offer Period”), United shall have the right, at its sole option and at any time prior to the expiration of the United NewCo Offer Period, to accept, or designate a United Designee to accept, such NewCo Purchase Offer on the price and terms as set forth in the NewCo Purchase Offer, which right may be exercised by giving irrevocable written notice of exercise thereof substantially in the form attached hereto as Exhibit F (a “United NewCo Notice of Exercise”) to the NewCo Seller and, subject to the immediately following sentence, by tendering performance at the principal offices of the Company, within 20 Business Days after the delivery of the United NewCo Notice of Exercise (the “United NewCo ROFR Closing”). At the United NewCo ROFR Closing, the NewCo Seller shall cause the NewCo ROFR Shares to be delivered as directed by United (or to the United Designee, as applicable), along with the applicable Transfer Documents; provided, however, that while the NewCo Loan Agreement is in effect, at United’s option, all or portion of the payment by United for the NewCo ROFR Shares may be offset by United against the Obligations.

(iii)    Closing. Subject to Section 2.1 and any Transfer of Shares pursuant to Section 2.7, after the NewCo Seller has complied with the procedures set forth in this Section 2.4 and (A) if United (or the United Designee, as applicable) fails to deliver to NewCo a United NewCo Notice of Exercise during the United NewCo Offer Period, (B) United (or the United Designee) fails to purchase the NewCo ROFR Shares within the time period set forth in Section 2.4(a)(ii) or (C) United (or the United Designee) notifies NewCo that it will not exercise the NewCo Purchase Offer, then the NewCo Seller may sell such NewCo ROFR Shares within 90 days (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals) after expiration of the United NewCo Offer Period to the Third-Party Purchaser for the price and on the terms specified in the Bona Fide Offer, or at a price equal to or greater than the price specified in the Bona Fide Offer, with financing terms no more favorable to the Third-Party Purchaser than those set forth in the Bona Fide Offer and on other terms and conditions that are not more favorable to the Third-Party Purchaser than the terms and conditions set forth in the Bona Fide Offer. If the NewCo Seller fails to complete such a transaction with such Third-Party Purchaser within such 90-day

23

period (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals), such NewCo Seller shall again be required to comply with the procedures of this Section 2.4 with respect to such (or any future) Bona Fide Offer. Promptly following the consummation of such transaction, the NewCo Seller shall notify United of the consummation thereof and shall furnish evidence of the completion of such sale and of the terms thereof as may reasonably requested by United.

(iv)    Conditions. The NewCo Seller shall, at least 5 Business Days prior to the closing of the sale of the NewCo ROFR Shares to a Third-Party Purchaser, deliver to the Company and United (or the United Designee, as applicable) a written certificate executed by an officer of such NewCo Seller in substantially the form attached hereto as Exhibit G (i) specifying that (A) such NewCo Seller has complied in all respects with the terms and conditions of this Section 2.4 including this Section 2.4(a)(iv) and, if applicable, has offered United the ability to match the terms set forth in such NewCo Seller’s agreement with the Third-Party Purchaser, but such offer was not accepted by United (or the United Designee, as applicable) as set forth, and within the period specified, below and (B) the sale is in compliance with Section 2.1; and (ii) attaching a copy of the executed purchase agreement with the Third-Party Purchaser, which purchase agreement (or other type of arrangement) shall include a condition precedent that such NewCo Seller shall have fully complied with the provisions of this Section 2.4. If the terms of such NewCo Seller’s agreement with the Third-Party Purchaser are more favorable to the Third-Party Purchaser than those set forth in the Bona Fide Offer, then in order to avoid violating the provisions of Section 2.4(b)(iii), in lieu of such NewCo Seller’s being required to comply again with all the provisions of this Agreement, including this Section 2.4, with respect to the enhanced Bona Fide Offer, such NewCo Seller shall provide prior written notice to United substantially in the form attached hereto as Exhibit H (the “United NewCo Matching Notice”) at least 30 Business Days prior to the closing of the sale of the NewCo ROFR Shares to a Third-Party Purchaser detailing with reasonable specificity any material terms or conditions in such NewCo Seller’s agreement (written or oral) with the Third-Party Purchaser that are more favorable than those specified in the original Bona Fide Offer. United (or the United Designee, as applicable) shall have the right to match the terms set forth in such NewCo Seller’s agreement as described in the United NewCo Matching Notice by delivering written notice to the NewCo Seller within 10 Business Days following the date that the United NewCo Matching Notice is delivered to United (or the United Designee, as applicable). If United elects not to exercise its right to match or fails to deliver its United NewCo Matching Notice in the time period described above, the NewCo Seller may sell the NewCo ROFR Shares to the Third-Party Purchaser for the price and on the terms specified in the United NewCo Matching Notice, or at a price equal to or greater than the price specified in the United NewCo Matching Notice, with financing terms no more favorable to the Third-Party Purchaser than those set forth in the United NewCo Matching Notice and on other terms and conditions that are not more favorable to the Third-Party Purchaser than the terms and conditions set forth in United NewCo Matching Notice. If United (or the United Designee, as applicable) exercises its right to match the Third Party Purchaser’s offer as set forth above, such transaction between the NewCo Seller and United (or the United Designee, as applicable) shall be closed, on terms matched by United (or the United Designee, as applicable) within 15 Business Days following the date of the notice delivered by United (or the United Designee, as applicable) to the NewCo Seller (which such 15-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals).

24

(b)    Kingsland.

(i)    Purchase Offer. Subject to Section 2.1, if, at any time and from time to time after the third anniversary of the Effective Date or, in the case of Kingsland’s exercise of its rights pursuant to Section 4.04 of the JAA (the “Kingsland JAA Tag-Along Rights”) at any time and from time to time after the date of this Agreement, Kingsland or any of its Permitted Transferees (each, a “Kingsland Seller”) (A) receives a Bona Fide Offer from a Third-Party Purchaser to Transfer all or any portion of the Shares owned by Kingsland to such Third-Party Purchaser, which Bona Fide Offer such Kingsland Seller intends to accept, or (B) elects to exercise the Kingsland JAA Tag Along Rights to Transfer all, but not less than all, of the Shares owned by Kingsland in connection with the exercise of the Kingsland JAA Tag Along Rights, then, no later than 15 days prior to either accepting such Bona Fide Offer or providing notice of its election to exercise the Kingsland JAA Tag Along Rights to Synergy pursuant to Section 4.04 of the JAA, such Kingsland Seller shall deliver to United an offer substantially in the form attached hereto as Exhibit I (a “Kingsland Purchase Offer”) to sell to United all of the Shares proposed to be sold in connection with such Bona Fide Offer or exercise of the Kingsland JAA Tag Along Rights (the “Kingsland ROFR Shares”); provided, however, that in each case of clauses (A) and (B), that Kingsland may not Transfer any Put Shares with respect to which the Put Option has been Exercised or deemed to have been Exercised pursuant to the Put Option Agreement. The Kingsland Purchase Offer shall (x) be in writing; (y) set forth the same purchase price as is set forth in the Bona Fide Offer or Synergy’s notice to Kingsland under Section 4.04 of the JAA regarding the Synergy Change in Control Transaction (as defined in the JAA) (the “Synergy COC Transaction Notice”), as applicable, payable on the same terms as set forth in the Bona Fide Offer or, in the case of a Synergy COC Transaction Notice, in accordance with Section 4.04 of the JAA; and (z) include (1) financing terms, (2) other terms and conditions as are set forth in the Bona Fide Offer or the Synergy COC Transaction Notice, subject to Section 4.04 of the JAA, in each case, that are at least as favorable to United as those contained in the Bona Fide Offer are to such Third-Party Purchaser or counterparty to the Synergy Change in Control Transaction and (3) a copy of any executed purchase agreement (or other type of arrangement) with such Third-Party Purchaser or, if no such agreement exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Third-Party Purchaser in connection with the Bona Fide Offer or delivered by Synergy to Kingsland pursuant to Section 4.04 of the JAA.

(ii)    Exercise.

(A)    United. During the 10 Business Day-period following the receipt of a Kingsland Purchase Offer (the “United Kingsland Offer Period”), United shall have the right, at its sole option and at any time prior to the expiration of the United Kingsland Offer Period, to accept, or designate a United Designee to accept, such Kingsland Purchase Offer on the price and terms as set forth in the Kingsland Purchase Offer, which right may be exercised by giving irrevocable written notice of exercise thereof substantially in the form attached hereto as Exhibit J (a “United Kingsland Notice of Exercise”) to the Kingsland Seller within the United Kingsland Offer Period and, subject to the immediately following sentence, by tendering performance at the principal offices of the Company, within 20 Business Days after the delivery of the United Kingsland Notice of Exercise (the “United Kingsland ROFR Closing”). At the United Kingsland ROFR Closing, the

25

Kingsland Seller shall cause the Kingsland ROFR Shares to be delivered as directed by United (or to the United Designee, as applicable), along with the applicable Transfer Documents; provided, however, that (1) United may elect in the United Notice of Exercise to delay the purchase of all or any portion of the Kingsland ROFR Shares in accordance with the terms and conditions of the Put Option Agreement and the Upside Sharing Agreement, as applicable (a “Delayed ROFR Sale”) and (2) in addition and at United’s option, at the United ROFR Closing or the Put Option Closing Date, as applicable, Kingsland shall also execute and deliver the Usufruct Documents with respect to the Kingsland ROFR Shares as directed by United (or the United Designee, as applicable), and the provisions of Section 2.8 of the Put Option Agreement shall apply, mutatis mutandis, to the purchase by United of the Kingsland ROFR Shares and optional delivery of the Usufruct Documents pursuant to this Section 2.4.

(B)    NewCo Second ROFR Exercise.

(i)    In connection with a potential Transfer by the Kingsland Seller of Kingsland ROFR Shares to a Third Party Purchaser following receipt by the Kingsland Seller of a Bona Fide Offer from such Third-Party Purchaser (but not in connection with Kingsland’s exercise of its rights under Section 4.04 of the JAA), if NewCo has paid in full all of its Obligations, then United (or the United Designee, as applicable) shall deliver a copy of the Kingsland Purchase Offer received from the Kingsland Seller to NewCo within five days of receiving such Kingsland Purchase Offer, and during the United Kingsland Offer Period, if NewCo desires to accept such Kingsland Purchase Offer on the price and terms as set forth in the Kingsland Purchase Offer, NewCo shall give United (or the United Designee, as applicable) and Kingsland irrevocable written notice (subject to any United Kingsland Notice of Exercise), substantially in the form attached hereto as Exhibit K (a “Second ROFR Notice of Exercise”). Contemporaneously with the delivery of the Second ROFR Notice of Exercise, NewCo shall pay to the Kingsland Seller in immediately available funds by wire transfer to an account specified by the Kingsland Seller, a non-refundable cash deposit in an amount equal to $5,000,000 (the “NewCo ROFR Deposit”).

(ii)    If (1) NewCo has delivered to United (or the United Designee, as applicable) and Kingsland a Second ROFR Notice of Exercise during the United Offer Period, (2) NewCo has paid the NewCo ROFR Deposit and (3) either United (or the United Designee, as applicable) (x) has informed NewCo and Kingsland in writing that it will not deliver a United Kingsland Notice of Exercise or (y) has not delivered a United Kingsland Notice of Exercise before the expiration of the United Kingsland Offer Period, then NewCo shall consummate the purchase by NewCo of the Kingsland ROFR Shares (the “Second ROFR Closing”), which Second ROFR Closing shall take place at the principal offices of the Company within 20 Business Days after the delivery of the Second ROFR Notice of Exercise. At the Second ROFR Closing, Kingsland shall execute and deliver to NewCo the applicable Transfer Documents, NewCo shall tender

26

performance of the Kingsland Purchase Offer on the price and terms set forth in the Kingsland Purchase Offer at the principal offices of the Company and the NewCo ROFR Deposit shall be applied to the purchase price at the Second ROFR Closing; provided, however, that if NewCo fails to consummate the purchase of the Kingsland ROFR Shares on the Second ROFR Closing, then Kingsland may retain the NewCo ROFR Deposit together with any interest or income thereon, as liquidated damages, free of any claims by NewCo or any other Person with respect thereto.

(iii)    If United (or the United Designee, as applicable) (1) has informed NewCo and Kingsland in writing that it will deliver a United Kingsland Notice of Exercise or (2) delivers a United Kingsland Notice of Exercise before expiration of the United Kingsland Offer Period, then Kingsland shall refund to NewCo the NewCo ROFR Deposit, without any interest accrued thereon, free of any claims by it or any other Person with respect thereto.

(iii)    Closing. Subject to Section 2.1, after the Kingsland Seller has complied with the procedures set forth in this Section 2.4, and if (A) (1) United (or the United Designee, as applicable) fails to deliver a United Kingsland Notice of Exercise during the United Kingsland Offer Period or (2) NewCo fails to deliver a Second ROFR Notice of Exercise during the United Kingsland Offer Period (or fails to deliver the NewCo ROFR Deposit contemporaneously with the Second ROFR Notice of Exercise) or (B) United (or the United Designee, as applicable) or NewCo fails to purchase the Kingsland ROFR Shares within the time period set forth in Section 2.4(b), then the Kingsland Seller may sell the applicable Kingsland ROFR Shares within 90 days (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals) after expiration of the United Kingsland Offer Period to (x) the Third-Party Purchaser for the price and on the terms specified in the Bona Fide Offer, or at a price equal to or greater than the price specified in the Bona Fide Offer, with financing terms no more favorable to the Third-Party Purchaser than those set forth in the Bona Fide Offer and on other terms and conditions that are not more favorable to the Third-Party Purchaser than the terms and conditions set forth in the Bona Fide Offer or (y) to the Synergy Buyer (as defined in the JAA) or Synergy (the “Kingsland JAA Tag Buyer”) in accordance Section 4.04 of the JAA; provided, however, that Kingsland shall not, (1) other than in connection with the exercise of Kingsland’s rights under Section 4.04 of the JAA, (2) sell more than such number of Shares that, if sold, would (i) reduce Kingsland’s ownership of Common Shares to less than 10% of all outstanding Common Shares or (ii) cause a change of Control of the Company and (2) until the tenth anniversary of the date hereof, sell the Kingsland ROFR Shares for a price that is less than $1.5625 Per Kingsland ROFR Share (as adjusted for the occurrence of any Adjustment Events); provided further, however, that Kingsland may not Transfer any Put Shares with respect to which the Put Option has been Exercised or is deemed to have been Exercised. If the Kingsland Seller fails to complete such a transaction with a Third-Party Purchaser or Kingsland JAA Tag Buyer within such 90-day period (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals or as necessary to comply with the terms of the sale to the Kingsland JAA Tag Buyer), the Kingsland Seller shall again be required to comply with the procedures of this Section 2.4 with respect to such (or any future) Bona Fide Offer. Promptly following such transaction, the Kingsland Seller shall notify United (or the United Designee, as applicable) and NewCo of the consummation thereof and shall furnish evidence of the completion of such sale and of the terms thereof as may be reasonably requested by United (or the United Designee, as applicable).

27

(iv)    Conditions. The Kingsland Seller shall, at least 5 Business Days prior to the closing of the sale of the Kingsland ROFR Shares to a Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, deliver to the Company, United (or the United Designee, as applicable) and NewCo a written certificate executed by an officer of such Kingsland Seller in substantially the form attached hereto as Exhibit L (i) specifying that (A) such Kingsland Seller has complied in all respects with the terms and conditions of this Section 2.4 and, if applicable, has offered United and NewCo the ability to match the terms set forth in such Kingsland Seller’s agreement with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, in accordance with this Section 2.4, but such offer was not accepted by United (or the United Designee, as applicable) or NewCo as set forth, and within the period specified, below and (B) the sale is in compliance with Section 2.1; and (ii) attaching a copy of the executed purchase agreement with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, which purchase agreement (or other type of arrangement) shall include a condition precedent that such Kingsland Seller shall have fully complied with the provisions of this Section 2.4. If the terms of the Kingsland Seller’s agreement with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, are more favorable to the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, than those set forth in the Bona Fide Offer or the purchase agreement with respect to Kingsland’s exercise of the Kingsland JAA Tag Along Rights, then in order to avoid violating the provisions of Section 2.4(b)(iii), in lieu of the Kingsland Seller’s being required to comply again with all the provisions of this Agreement, including this Section 2.4, with respect to such (or any future) Bona Fide Offer, the Kingsland Seller shall provide prior written notice to United (or the United Designee, as applicable) and NewCo substantially in the form attached hereto as Exhibit M (the “United Kingsland Matching Notice”) at least 30 Business Days prior to the closing of the sale of the Kingsland ROFR Shares to a Third-Party Purchaser or Kingsland JAA Tag Buyer (and United will deliver a copy of such United Kingsland Matching Notice to NewCo within five days of receipt), as applicable, detailing with reasonable specificity any material terms or conditions in the Kingsland Seller’s agreement (written or oral) with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, that are more favorable than those specified in the Bona Fide Offer or the Kingsland JAA Tag Along Rights as set forth in Section 4.04 of the JAA. United (or the United Designee, as applicable) shall have the right to match the terms set forth in such Kingsland Seller’s agreement as described in the United Kingsland Matching Notice by delivering written notice to the Kingsland Seller within 10 Business Days following the date that the United Kingsland Matching Notice is delivered to United (or the United Designee, as applicable). If United (or the United Designee, as applicable) elects not to exercise its right to match or fails to deliver its United Kingsland Matching Notice in the time period described above, other than in connection with the exercise of Kingsland’s rights under Section 4.04 of the JAA, NewCo may exercise its right to match by delivering notice to Kingsland within 5 Business Days after United’s election or failure to elect to match the offer set forth in the United Kingsland Matching Notice subject to the provisions set forth in Section 2.4(b)(ii)(B)(ii) with respect to the NewCo ROFR Deposit applying to this Section 2.4(b)(iv), mutatis mutandis. If each of United (or the United Designee, as applicable) and NewCo elects not to exercise its right to match or fails to deliver a matching notice in the time period described above (or NewCo fails to deliver the NewCo ROFR Deposit contemporaneously with such notice), the Kingsland Seller may, sell the Kingsland

28

ROFR Shares to the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, for the price and on the terms specified in the United Kingsland Matching Notice, or at a price equal to or greater than the price specified in the United Kingsland Matching Notice, with financing terms no more favorable to the Third-Party Purchaser than those set forth in the United Kingsland Matching Notice and on other terms and conditions that are not more favorable to the Third-Party Purchaser or the Kingsland JAA Tag Buyer than the terms and conditions set forth in United Kingsland Matching Notice. If United (or the United Designee, as applicable) or NewCo as applicable, exercises its right to match the Third Party Purchaser’s or the Kingsland JAA Tag Buyer’s offer as set forth above, such transaction between the Kingsland Seller and United (or the United Designee, as applicable) or NewCo, as applicable, shall be closed, on terms matched by United (or the United Designee, as applicable) or NewCo as applicable, within 15 Business Days following the date of the notice delivered by United (or the United Designee, as applicable) or NewCo, as applicable, to the Kingsland Seller (which such 15-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals).

Section 2.5    Right of First Offer on NewCo Shares.

(a)    Purchase Offer. Subject to Section 2.1 and the NewCo Loan Agreement, NewCo may, without being subject to the provisions set forth in Section 2.4(a), on no more than one occasion every 12 months starting on the Effective Date, elect to sell Common Shares by converting such Common Shares into Preferred Shares to be sold on a securities exchange (such conversion to occur immediately prior to any such proposed sale but after all of the requirements and time periods set forth in this Section 2.5 have been satisfied, provided that if United (or the United Designee, as applicable) elects to purchase under this Section 2.5, then United (or the United Designee, as applicable) shall be entitled to purchase Common Shares prior to any conversion) (such Common Shares to be sold or converted, as applicable, the “NewCo ROFO Shares”) in one or more block trades executed on the New York Stock Exchange or the BVC in accordance with this Section 2.5 (each, a “NewCo Block Trade”); provided, however, that the restrictions under this Section 2.5 will not apply to any Transfers by NewCo that are permitted for purposes of any payment of obligations under, and in accordance with, Section 2.8 of the NewCo Loan Agreement and Section 2.4(b)(ii) of the AVH Stock Appreciation Rights Agreement; provided further, however, that notwithstanding anything in this Section 2.5 to the contrary, the NewCo Seller may not Transfer any Shares if and when the Majority Shareholder delivers a Drag-Along Notice. In connection with NewCo’s desire to sell the NewCo ROFO Shares in NewCo Block Trades, NewCo shall deliver to United (or the United Designee, as applicable) an offer (a “NewCo ROFO Offer”) to sell to United (or the United Designee, as applicable) the NewCo ROFO Shares that (A) is in writing, (B) sets forth a purchase price all in cash, payable at closing, which price per NewCo ROFO Share (the “NewCo ROFO Price”) shall in no event be greater than the then-prevailing trading price of an AVH ADS divided by eight as of the date of the NewCo ROFO Offer, (C) is not conditioned on or coupled with any other transaction and (D) does not include any other material terms or conditions.

(b)    Exercise. During the 20-day period following the receipt by United of the NewCo ROFO Offer (the “United NewCo ROFO Period”), United shall have the right to elect to purchase, or designate a United Designee to purchase, up to all of the NewCo ROFO Shares (which, if purchased by United, or the United Designee, under this Section 2.5, shall be Common

29

Shares) covered by the NewCo ROFO Offer on the price and terms as set forth in the NewCo ROFO Offer, which right may be exercised by delivering to NewCo written notice of exercise thereof substantially in the form attached hereto as Exhibit N (the “United NewCo ROFO Exercise Notice”) within the United NewCo ROFO Period. The consummation of such purchase by United (or the United Designee, as applicable) of the NewCo ROFO Shares (the “United NewCo ROFO Exercise Closing”) shall take place at the principal offices of the Company, within 60 days after the delivery of the United NewCo ROFO Exercise Notice. United (or the United Designee, as applicable) may include with its United NewCo ROFO Exercise Notice certain representations and warranties regarding ownership of the NewCo ROFO Shares, organization, authority and enforceability and similar fundamental matters that it desires NewCo to provide. At the United NewCo ROFO Exercise Closing, NewCo shall cause the NewCo ROFO Shares sold pursuant to this Section 2.5 to be delivered to United (or the United Designee, as applicable) along with the applicable Transfer Documents, and United shall pay to NewCo the NewCo ROFO Price by wire transfer of immediately available funds, except that while the NewCo Loan Agreement is in effect, at United’s option all or any portion of such payment may be offset by United against NewCo’s Obligations.

(c)    Block Trades. To the extent that the NewCo ROFO Shares that are the subject of a NewCo ROFO Offer are not purchased by United (or the United Designee, as applicable) or if United (or a United Designee, as applicable) has notified NewCo that it will not exercise the NewCo ROFO Offer, and after the expiration of the United NewCo ROFO Period, after NewCo has complied with the procedures set forth in this Section 2.5 and subject to Section 2.7, NewCo may sell such NewCo ROFO Shares (1) on the New York Stock Exchange within 60 days after expiration of the United NewCo ROFO Period; or (2) on the BVC, within 90 days after expiration of the United NewCo ROFO Period, in one or more NewCo Block Trades for the price and on the terms specified in the NewCo ROFO Offer, or at a NewCo ROFO Price equal to or greater than the then-prevailing trading price of AVH ADS divided by eight in a transaction that is not conditioned on or coupled with any other transaction and does not include any other material terms or conditions. Notwithstanding the foregoing, if the volume of Preferred Shares which NewCo intends to sell is greater than 10% of the average daily trading volume, then the applicable term to consummate the Block Trade transaction will be automatically extended as reasonably necessary, but in no event for more than an additional 60 days, to consummate the number of Block Trades required to avoid violating applicable rules regarding trading more than the 10% of the average daily trading volume. NewCo will use all of the proceeds of such sale of the NewCo ROFO Shares to pay its outstanding Obligations in accordance with the NewCo Loan Agreement. If NewCo fails to sell all of the NewCo ROFO Shares within the periods set forth in this Section 2.5, then any future proposed Transfer of NewCo ROFO Shares by NewCo or NewCo Block Trade shall remain subject to the other provisions of this Article 2 and, other than with respect to a failed sale due to the decline of the market price of such NewCo ROFO Shares by more than 15% since the NewCo ROFO Offer was made, such failed sale shall be deemed to be an exercise by NewCo of a NewCo Block Trade under this Section 2.5.

Section 2.6    Right of First Offer on Kingsland Shares.

(a)    Purchase Offer. Subject to Section 2.1 and Section 3.4, and provided that the Put Option has not been Exercised or been deemed to have been Exercised with respect to all of the Put Shares, Kingsland may, starting on the third anniversary of the Effective Date, on no

30

more than one occasion every 12 months starting on the third anniversary of the Effective Date, without being subject to the provisions set forth in Section 2.4, elect to sell Common Shares by converting such Common Shares into Preferred Shares to be sold on a securities exchange (such conversion to occur immediately prior to any such proposed sale but after all of the requirements and time periods set forth in this Section 2.6 have been satisfied, provided that if United (or the United Designee, as applicable) elects to purchase under this Section 2.6, then United (or the United Designee, as applicable) shall be entitled to purchase Common Shares prior to any conversion) (such Common Shares to be sold or converted, as applicable, the “Kingsland ROFO Shares”) in one or more block trades executed on the New York Stock Exchange or the BVC in accordance with this Section 2.6 (each, a “Kingsland Block Trade”); provided, however, that Kingsland shall not (x) sell more than such number of Shares that, if sold, would (A) reduce Kingsland’s ownership of Common Shares to less than 10% of all outstanding Common Shares or (B) cause a change of Control of the Company and (y) until the tenth anniversary of the date hereof, sell the Kingsland ROFO Shares for a price that is less than $1.5625 per Kingsland ROFO Share (as adjusted for the occurrence of any Adjustment Events). In connection with Kingsland’s desire to sell the Kingsland ROFO Shares in Kingsland Block Trades, Kingsland shall deliver to United an offer (a “Kingsland ROFO Offer”), a copy of which shall be delivered to NewCo, to sell to United the Kingsland ROFO Shares that (A) is in writing; (B) sets forth a purchase price all in cash, payable at closing, which price per Kingsland ROFO Share (the “Kingsland ROFO Price”) shall in no event be (1) greater than the then-prevailing trading price of an AVH ADS divided by eight as of the date of the Kingsland ROFO Offer and (2) less than $1.5625 (as adjusted for the occurrence of any Adjustment Events) if Kingsland delivers such Kingsland ROFO Offer prior to the tenth anniversary of the date hereof; and (C) is not conditioned on or coupled with any other transaction and does not include any other material terms or conditions.

(b)    United Kingsland ROFO Exercise. During the 20-day period following the receipt by United of the Kingsland ROFO Offer (the “United Kingsland ROFO Period”), United shall have the right to elect to purchase, or designate a United Designee to purchase, up to all of the Kingsland ROFO Shares (which, if purchased by United or the United Designee under this Section 2.6, shall be Common Shares) covered by the Kingsland ROFO Offer on the price and terms as set forth in the Kingsland ROFO Offer, which right may be exercised by delivering to Kingsland written notice of exercise thereof substantially in the form attached hereto as Exhibit O (the “United Kingsland ROFO Exercise Notice”) within the United Kingsland ROFO Period. The consummation of such purchase by United of such Kingsland ROFO Shares (the “United Kingsland ROFO Exercise Closing”) shall take place at the principal offices of the Company, within 30 days after the delivery of the United Kingsland ROFO Exercise Notice; provided, however, that United may elect in the United Kingsland ROFO Exercise Notice to delay the purchase of all or any portion of the Kingsland ROFO Shares in accordance with the terms and conditions of the Put Option Agreement and the Upside Sharing Agreement (a “Delayed ROFO Sale”). United (or the United Designee, as applicable) may include with its United Kingsland ROFO Exercise Notice any representations and warranties it desires Kingsland to provide that are consistent with those set forth in the Put Option Agreement. At the United Kingsland ROFO Exercise Closing, the Put Option Closing Date or the SVP Delay Date, as applicable, Kingsland shall execute and deliver as directed by United (or the United Designee, as applicable), the applicable Transfer Documents and United shall pay to Kingsland the applicable Kingsland ROFO Price by wire transfer of immediately available funds. In addition, and at United’s option, at the United Kingsland ROFO Exercise Closing, the Put Option Closing Date or the SVP Delay Date,

31

as applicable, Kingsland shall also execute and deliver the Usufruct Documents with respect to the Kingsland ROFO Shares as directed by United. The provisions of Section 2.8 of the Put Option Agreement shall apply, mutatis mutandis, to the purchase by United of the Kingsland ROFO Shares and optional delivery of the Usufruct Documents pursuant to this Section 2.6.

(c)    Block Trades. To the extent (A) United does not deliver a United Kingsland ROFO Exercise Notice during the United Kingsland ROFO Period and NewCo does not deliver a NewCo Kingsland ROFO Exercise Notice during such period or does not pay the NewCo ROFO Deposit, in each case with respect to all of the Kingsland ROFO Shares that are the subject of a Kingsland ROFO Offer or (B) the Kingsland ROFO Shares that are the subject of a Kingsland ROFO Offer are not purchased by United (or the United Designee, as applicable) or NewCo pursuant to Section 2.6(d) after the date (i) by which the United Kingsland ROFO Exercise Closing or the NewCo Kingsland ROFO Exercise Closing, as applicable, is required to occur in accordance with this Section 2.6 and (ii) on which Kingsland has complied with the procedures set forth in this Section 2.6 and subject to Section 2.8 (the date on which such period expires, the “Kingsland ROFO Termination Date”), Kingsland may sell such Kingsland ROFO Shares (1) on the New York Stock Exchange within 60 days after the Kingsland ROFO Termination Date; or (2) on the BVC, within 90 days after the Kingsland ROFO Termination Date in one or more Kingsland Block Trades for the price and on the terms specified in the Kingsland ROFO Offer, or at a Kingsland ROFO Price equal to or greater than the then-prevailing trading price of AVH ADS divided by eight in a transaction that is not conditioned on or coupled with any other transaction and does not include any other material terms or conditions. Notwithstanding the foregoing, if the volume of Preferred Shares which Kingsland intends to sell is greater than 10% of the average daily trading volume, then the applicable term to consummate the Block Trade transaction will be automatically extended as reasonably necessary, but in no event for more than an additional 60 days, to consummate the number of Block Trades required to avoid violating applicable rules regarding trading more than the 10% of the average daily trading volume. If Kingsland fails to sell all of the Kingsland ROFO Shares within such period, then any future proposed Transfers of Kingsland ROFO Shares by Kingsland or Kingsland Block Trade shall remain subject to the other provisions of this Article 2 and, other than with respect to a failed sale due to the decline of the market price of such Kingsland ROFO Shares by more than 15% since the Kingsland ROFO Offer was made, such failed sale shall be deemed to be an exercise by Kingsland of a Kingsland Block Trade under this Section 2.6.

(d)    NewCo Kingsland ROFO Exercise. If NewCo has paid in full all of its Obligations and NewCo desires to purchase any of the Kingsland ROFO Shares (which shall be Common Shares) covered by the Kingsland ROFO Offer not purchased by United (or the United Designee) on the price and terms as set forth in the Kingsland ROFO Offer, then NewCo shall, during the United Kingsland ROFO Period, deliver to United and Kingsland written notice of exercise (subject to any United Kingsland ROFO Exercise Notice substantially in the form attached hereto as Exhibit P (the “NewCo Kingsland ROFO Exercise Notice”). Contemporaneously with the delivery of the NewCo Kingsland ROFO Exercise Notice, NewCo shall pay to Kingsland, in immediately available funds by wire transfer to an account specified by Kingsland, a non-refundable cash deposit in amount equal to $5,000,000 (the “NewCo ROFO Deposit”).

32

(i)    If (A) NewCo has delivered a NewCo Kingsland ROFO Exercise Notice to Kingsland during the United Kingsland ROFO Period, (B) NewCo has paid the NewCo ROFO Deposit and (C) either (1) United has informed NewCo and Kingsland in writing that it will not deliver a United Kingsland ROFO Exercise Notice, (2) United has not delivered a United Kingsland ROFO Exercise Notice before the expiration of the United Kingsland ROFO Period or (C) United has delivered a United Kingsland ROFO Exercise Notice with respect to less than all of the Kingsland ROFO Shares covered by the Kingsland ROFO Offer, then NewCo shall consummate the purchase by NewCo of all such Kingsland ROFO Shares not purchased by United (the “NewCo Kingsland ROFO Exercise Closing”), which NewCo Kingsland ROFO Exercise Closing shall take place at the principal offices of the Company within 30 days after the delivery of the NewCo Kingsland ROFO Exercise Notice. At the NewCo Kingsland ROFO Exercise Closing, Kingsland shall execute and deliver to NewCo the applicable Transfer Documents, and NewCo shall pay to Kingsland (subject to the Upside Sharing Agreement) the Kingsland ROFO Price by wire transfer of immediately available funds less the NewCo ROFO Deposit; provided, however, that if NewCo fails to consummate the purchase of the Kingsland ROFO Shares on the NewCo Kingsland ROFO Exercise Closing, then Kingsland may retain the NewCo ROFO Deposit together with any interest or income thereon, as liquidated damages, free of any claims by NewCo or any other Person with respect thereto.

(ii)    If (1) United has informed NewCo and Kingsland in writing that it will deliver a United Kingsland ROFO Exercise Notice or (2) United delivers a United Kingsland ROFO Exercise Notice before expiration of the United Kingsland ROFO Period with respect to all of the Kingsland ROFO Shares covered by the Kingsland ROFO Offer, then Kingsland shall refund to NewCo the NewCo ROFO Deposit, without any interest accrued thereon, free of any claims by it or any other Person with respect thereto.

Section 2.7    United’s Call Right on NewCo’s Shares.

(a)    Subject to the provisions of this Section 2.7, if United does not Control the Company and (i) the Company or any of its Affiliates terminates any Joint Business Agreement, except in the case of a Permitted JBA Termination; (ii) a Joint Business Agreement is terminated, or becomes terminable, by any counterparty or combination of counterparties to such agreement in accordance with its terms, due to a default or breach by the Company or any of its Affiliates of any such agreement; (iii) NewCo exercises its JAA Approval Rights to consent to, approve, or vote in favor of, the termination of any Joint Business Agreement, except in the case of a Permitted JBA Termination, in contravention of this Agreement; or (iv) the Company or any of its Affiliates enters into a Non-Permitted Alliance Arrangement (as defined in the NewCo Loan Agreement), then United may, at its sole option, at any time not more than 180 days following (1) the termination of such Joint Business Agreement or such date on which such Joint Business Agreement becomes terminable, (2) the date on which NewCo consents, approves or votes to terminate such Joint Business Agreement or (3) the entry by the Company or any of its Affiliates into such Non-Permitted Alliance Arrangement, deliver to NewCo a written notice substantially in the form attached hereto as Exhibit Q (the “NewCo Call Notice”), electing, or designating a United Designee to elect, to purchase, and in such event, NewCo shall be obligated to sell, all of NewCo’s Shares, for a purchase price equal to the lower of (A) the Call Price and (B) if the termination of a Joint Business Agreement occurs due to a purported or attempted Transfer of

33

Shares not in accordance with this Agreement and the JAA, then the purchase price for such Shares in such purported or attempted Transfer (such purchase price, the “Alternate Call Price”).

(b)    The NewCo Call Notice shall set forth (i) the Call Price and the Alternate Call Price, if any, and (ii) the anticipated closing date of such transaction, which shall be no earlier than 3 Business Days following the NewCo Call Notice.

(c)    United (or the United Designee, as applicable) and NewCo shall take all actions required to obtain or cause to be obtained any required third party approvals to give effect to this Section 2.7. NewCo shall Transfer to United (or the United Designee, as applicable) its Shares free and clear of any Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Documents), and if any of the Shares are pledged or used as a guarantee and are subject to any claim whatsoever which may limit their Transferability, then NewCo shall take all actions to release any such Liens to the reasonable satisfaction of United, except for those limits resulting from the Organization Documents of the Company, the JAA and this Agreement. At the time of such Transfer, NewCo shall represent and warrant to United (or the United Designee, as applicable) that NewCo is the record holder and owner of, and holds good and valid title to, all of its Shares and shall make other customary representations and warranties with regard to the Company as reasonably requested by United.

(d)    United (or the United Designee, as applicable) shall pay to NewCo the Call Price or the Alternate Call Price, as applicable, on the closing date set forth in the NewCo Call Notice, which closing date shall not exceed 180 days from the applicable triggering event set forth above in Section 2.7(a), by wire transfer of immediately available funds to an account specified by NewCo, except that while any Obligations are outstanding, at United’s option, all or portion of such payment may be offset by United against the Obligations. NewCo shall cause the Shares sold pursuant to this Section 2.7 to be delivered to United (or the United Designee, as applicable) at such closing along with the applicable Transfer Documents.

Section 2.8    United’s Call Right on Kingsland’s Shares.

(a)    Subject to the provisions of this Section 2.8, if (i) a Kingsland Material Breach occurs and, if curable, is not cured within 30 days following Kingsland’s receipt from United of a written notice thereof, or (ii) (A) the Company or any of its Affiliates terminates a Joint Business Agreement (except in the case of a Permitted JBA Termination), (B) a Joint Business Agreement is terminated, or becomes terminable, by any counterparty or combination of counterparties to such agreement in accordance with its terms, due to a default or breach by the Company or any of its Affiliates of any such agreement, (C) Kingsland consents to, approves, or votes in favor of, the termination of any Joint Business Agreement, except in the case of a Permitted JBA Termination, in contravention of this Agreement, or (D) the Company or any of its Affiliates enters into a Non-Permitted Alliance Arrangement, in each case under clause (ii), at a time when Kingsland is the Controlling Shareholder of the Company, then United may, at its sole option, at any time not more than 180 days following (1) United’s written notice of the Kingsland Material Breach, (2) the termination of such Joint Business Agreement or such date on which such Joint Business Agreement becomes terminable, (3) the entry by the Company or any of its Affiliates into such Non-Permitted Alliance Arrangement, deliver

34

to Kingsland a written notice substantially in the form attached hereto as Exhibit R (the “Kingsland Call Notice”), electing, or designating a United Designee to elect, to purchase, and in such event, Kingsland shall be obligated to sell, up to all of Kingsland’s Shares on the terms set forth in this Section 2.8.

(b)    The Kingsland Call Notice shall set forth (i) the Call Price and the Alternate Call Price, if any, and (ii) the anticipated closing date of such transaction, which shall be (x) no earlier than 3 Business Days following the Kingsland Call Notice or (y) if the Kingsland Call Notice is delivered at any time prior to the fifth anniversary of this Agreement, then the anticipated closing date shall be the Put Option Closing Date or the SVP Delay Date, as applicable.

(c)    United (or the United Designee, as applicable) and Kingsland shall take all actions required to obtain or cause to be obtained any required third party approvals to give effect to this Section 2.8. Kingsland shall Transfer, or cause to be Transferred, to United (or the United Designee, as applicable) its Shares free and clear of any Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Documents), and if any of the Shares are pledged or used as a guarantee and are subject to any claim whatsoever which may limit their Transferability, then Kingsland shall take all actions to release any such Liens to the reasonable satisfaction of United, except for those limits resulting from the Organization Documents of the Company or the Transaction Documents. At the time of such Transfer, Kingsland shall represent and warrant to United (or the United Designee, as applicable) that Kingsland is the record holder and owner of, and holds good and valid title to, all of its Shares and shall make other customary representations and warranties with regard to the Company as reasonably requested by United.

(d)    If the Call Price or the Alternate Call Price, as applicable, is less than $1.50 per Share (as adjusted for the occurrence of any Adjustment Events) and (i) if Article 2 of the Put Option Agreement remains in effect with respect to Kingsland’s Shares, then the Transfer of Kingsland’s Shares shall occur, and the consideration therefor shall be calculated and paid, in accordance with the Put Option Agreement, the Cooperation Agreement and the Upside Sharing Agreement or (ii) Article 2 of the Put Option Agreement has been terminated with respect to Kingsland’s Shares, then the Transfer of Kingsland’s Shares shall occur as provided in this Section 2.8 and the consideration therefor shall be the Call Price or the Alternate Call Price, as applicable.

(e)    If the Call Price or the Alternate Call Price, as applicable, is equal to or more than $1.50 per Share (as adjusted for the occurrence of any Adjustment Events) then the Call Price or the Alternate Call Price, as applicable, shall be the amount of the consideration paid, and such amount shall be paid to Kingsland, and the Transfer of Kingsland’s Shares shall occur on the date specified in Section 2.8(d), provided that if the Upside Sharing Agreement has been executed and delivered by Kingsland and United, such amount shall be paid, and such Shares shall be Transferred, in accordance with the Upside Sharing Agreement.

Section 2.9    NewCo Purchase Rights.

(a)    NewCo Right of First Refusal.

(i)    United Purchase Offer. Subject to Section 2.1, if, at any time, and from time to time, a United Seller receives a Bona Fide Offer from a Third-Party Purchaser to Transfer all or any portion of the Common Shares owned by such United Seller (such Shares proposed to be sold in connection with such Bona Fide Offer, the “United ROFR Shares”), and such United Seller intends to accept such Bona Fide Offer, then, provided that (A) NewCo has paid in full all of its Obligations, (B) the NewCo Group owns at least a majority of the outstanding Common Shares and (C) the purchase price set forth in such Bona Fide Offer is equal to or greater than the United Blended Share Price, then NewCo shall have the rights set forth in this Section 2.9(a) with respect to the United ROFR Shares. If all of the foregoing conditions are

35

satisfied, the United Seller shall deliver to NewCo, no later than 15 days prior to accepting such Bona Fide Offer, an offer substantially in the form attached hereto as Exhibit S (a “United Purchase Offer”) to sell to NewCo all of the United ROFR Shares, which United Purchase Offer shall (1) be in writing; (2) set forth the same purchase price as is set forth in the Bona Fide Offer, payable on the same terms as set forth in the Bona Fide Offer; and (3) include (x) financing terms, (y) other terms and conditions as are set forth in the Bona Fide Offer, in each case, that are at least as favorable to NewCo as those contained in the Bona Fide Offer are to such Third-Party Purchaser and (z) a copy of any executed purchase agreement (or other type of arrangement) with such Third-Party Purchaser or, if no such agreement (or arrangement) exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Third-Party Purchaser in connection with the Bona Fide Offer. Notwithstanding the foregoing, if the Fair Market Price Per Share on the date of such Bona Fide Offer is less than the United Blended Share Price, then the provisions of this Section 2.9(a) shall not apply and the provisions of Section 2.9(b) shall apply to any Transfers of Shares by the United Group after NewCo has paid all of its Obligations in full.

(ii)    Exercise. During the 10 Business Day-period following the receipt by NewCo of the United Purchase Offer (the “NewCo ROFR Offer Period”), NewCo shall have the right, at its sole option and at any time prior to the expiration of the NewCo ROFR Offer Period, to accept such United Purchase Offer on the price and terms set forth in the United Purchase Offer, which right may be exercised by giving irrevocable written notice of exercise thereof substantially in the form attached hereto as Exhibit T (a “NewCo Notice of Exercise”) to the United Seller and by tendering performance at the principal offices of the Company, within 20 Business Days after the delivery of the NewCo Notice of Exercise (the “NewCo ROFR Closing”). At the NewCo ROFR Closing, the United Seller shall cause the United ROFR Shares to be delivered to NewCo, along with the applicable Transfer Documents.

(iii)    Closing. Subject to Section 2.1, after the United Seller has complied with the procedures set forth in this Section 2.9(a) and if NewCo fails to deliver a NewCo Notice of Exercise during the NewCo ROFR Offer Period, or NewCo fails to purchase the United ROFR Shares within the time period set forth in Section 2.9(a)(ii), then the United Seller may sell such United ROFR Shares within 90 days (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals) after expiration of the NewCo ROFR Offer Period to the Third-Party Purchaser for the price and on the terms specified in the Bona Fide Offer, or at a price equal to or greater than the price specified in the Bona Fide Offer, with financing terms no more favorable to the Third-Party Purchaser than those set forth in the Bona Fide Offer and on other terms and conditions that are not more favorable to the Third-Party Purchaser than the terms and conditions set forth in the Bona Fide Offer. If the United Seller fails to complete such a transaction with such Third-Party Purchaser within such 90-day period (which such 90-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals), the United Seller shall again be required to comply with the procedures of this Section 2.9(a) with respect to any proposed such (or any future) Bona Fide Offer. Promptly following the consummation of such transaction, the United Seller shall notify NewCo of the consummation thereof and shall furnish evidence of the completion of such sale and of the terms thereof as may reasonably requested by NewCo.

36

(iv)    Conditions. The United Seller shall, at least 5 Business Days prior to the closing of the sale of United ROFR Shares to a Third-Party Purchaser, deliver to the Company and NewCo a written certificate executed by an officer of such United Seller in substantially the form attached hereto as Exhibit U (A) specifying that (1) United Seller has complied in all respects with the terms and conditions of this Section 2.9(a) including this Section 2.9(a)(iv), and if applicable, has offered NewCo the ability to match the terms set forth in the United Seller’s agreement with the Third-Party Purchaser, but such offer was not accepted by NewCo as set forth, and within the period specified, below and (B) the sale is in compliance with Section 2.1; and (C) attaching a copy of the executed purchase agreement with the Third-Party Purchaser, which purchase agreement (or other type of arrangement) shall include a condition precedent that United Seller shall have fully complied with the provisions of this Section 2.9(a). If the terms of the United Seller’s agreement with the Third-Party Purchaser are more favorable to the Third-Party Purchaser than those set forth in the Bona Fide Offer, then in order to avoid violating the provisions of Section 2.9(a)(iii), in lieu of United Seller’s being required to comply again with all the provisions of this Agreement, including this Section 2.9(a), with respect to the enhanced Bona Fide Offer, the United Seller shall provide prior written notice to NewCo substantially in the form attached hereto as Exhibit V (the “NewCo Matching Notice”) at least 30 Business Days prior to the closing of the sale of the United ROFR Shares to a Third-Party Purchaser detailing with reasonable specificity any material terms or conditions in the United Seller’s agreement (written or oral) with the Third-Party Purchaser that are more favorable than those specified in the original Bona Fide Offer. NewCo shall have the right to match the terms set forth in the NewCo Matching Notice by delivering written notice to the United Seller within 10 Business Days following the date that the NewCo Matching Notice is delivered to NewCo. If NewCo exercises its right to match the Third-Party Purchaser’s offer as set forth above, such transaction between the United Seller and NewCo shall be closed, on terms matched by NewCo, within 15 days following the date of the notice delivered by NewCo to the United Seller (which such 15-day period may be extended for a reasonable time to the extent reasonably necessary to obtain any necessary governmental or regulatory approvals).

(b)    NewCo Right of First Offer.

(i)    Purchase Offer. Subject to Section 2.1, if, at any time, and from time to time, either (A) a United Seller elects to sell its Common Shares and the Fair Market Price Per Share on the date of such election by United is less than the United Blended Share Price, or (B) without regard to the Fair Market Price Per Share, a United Seller intends to convert its Common Shares into Preferred Shares and sell them on a securities exchange (such conversion to occur immediately prior to any such proposed sale but after all of the requirements and time periods set forth in Section 2.9(b)(ii) have been satisfied) or to a Third Party Purchaser (such Common Shares to be sold or converted, the “United ROFO Shares”) and (x) NewCo has paid in full all of its Obligations, and (y) the NewCo Group owns at least a majority of the outstanding Common Shares, then NewCo shall have the rights set forth in this Section 2.9(b) with respect to the United ROFO Shares. Such United Seller shall deliver a notice of its intention to sell or convert its Shares to NewCo, which notice will include (1) the number of Shares to be sold or converted by such United Seller (the “United Sale Notice”) and (2) a request for NewCo to specify the purchase price and other terms and conditions of, and on which, NewCo proposes to purchase the United ROFO Shares.

37

(ii)    NewCo United ROFO Exercise. During the 20-day period following the receipt by NewCo of the United Sale Notice (the “NewCo United ROFO Period”), NewCo shall have the right to make an offer to purchase all, but not less than all, of the United ROFO Shares covered by the United Sale Notice (a “NewCo United ROFO Offer”), which NewCo United ROFO Offer shall (1) be in writing; (2) set forth a purchase price all in cash (the “NewCo United ROFO Price”); and (3) not be conditioned on or coupled with any other transaction and shall not include any other material terms or conditions. The United Seller will have 10 days from the date it receives the NewCo United ROFO Offer (the “United Election Period”) to elect, in writing, to either accept or reject the NewCo United ROFO Offer (the “United Election Notice”). If NewCo elects not to deliver a NewCo United ROFO Offer or fails to deliver a NewCo United ROFO Offer prior to expiration of the NewCo United ROFO Period, then the United Seller may sell, if it elects to proceed with the sale at all, all of the United ROFO Shares to a Third-Party Purchaser, convert the United ROFO Shares to Preferred Shares and/or or sell such Preferred Shares on a securities exchange or to a Third-Party Purchaser at any price that is lower than the United Blended Share Price and on any other terms for a period of 90 days following the expiration of the NewCo United ROFO Period; provided, however, that if any Third-Party Purchaser or counterparty in a sale effectuated on a securities exchange offers to purchase, or the United Seller intends to offer to sell, such United ROFO Shares at a price that is equal to or greater than the United Blended Share Price, United must first comply with the provisions of Section 2.9(a).

(iii)    Closing. If the United Seller elects to accept the NewCo United ROFO Offer, then NewCo shall purchase the United ROFO Shares on the terms set forth in the NewCo United ROFO Offer within 15 days following receipt by NewCo of the United Election Notice. If the United Seller elects to reject the NewCo United ROFO Offer or does not deliver a United Election Notice prior to expiration of the United Election Period, then the United Seller may sell the United ROFO Shares to a Third-Party Purchaser, convert the United ROFO Shares to Preferred Shares and sell such Preferred Shares on a securities exchange or to a Third-Party Purchaser, in each case at a purchase price not less than the NewCo United ROFO Price in a transaction that is not conditioned on or coupled with any other transaction and does not include any other material terms or conditions. The consummation of such purchase by such Third-Party Purchaser of such United ROFO Shares shall take place within 90 days after the delivery of the United Election Notice or the expiration of United Election Period. If any United ROFO Shares are not purchased by NewCo after the date by which NewCo is required to purchase the United ROFO Shares in accordance with this Section 2.9(a)(iii), the United Seller may sell the applicable United ROFO Shares within 90 days after such date. If the United Seller fails to sell all of the United ROFO Shares within such 90-day period, then any Transfers of United’s Shares that are subject to this Section 2.9 shall remain subject to this Section 2.9.

(c)    Unrestricted Transfers. For the avoidance of doubt, notwithstanding anything in this Section 2.9 to the contrary, (i) no Transfer of any Shares by a member of the United Group will be subject to any of the restrictions in this Section 2.9 for so long as NewCo remains obligated to pay any Obligations and (ii) this Section 2.9 shall not apply to any sale of Preferred shares (including any Preferred Shares into which any Common Shares held by the United Group are converted) by a United Seller.

38

ARTICLE 3

RIGHTS AND DUTIES OF THE PARTIES

Section 3.1    Voting Restrictions. Neither NewCo nor Kingsland shall vote its Shares at any regular or special meeting of shareholders or in any written consent executed in lieu of such a meeting in favor of the termination by the Company or any of its Affiliates of a Joint Business Agreement, except in the case of a Permitted JBA Termination.

Section 3.2    Effect Agreement; Legends.

(a)    Voting to Effect this Agreement. Each of NewCo and Kingsland shall vote its Shares at any regular or special meeting of shareholders or in any written consent executed in lieu of such a meeting, and shall take all other actions necessary, to amend the JAA and the Company’s Organization Documents, including the Company Charter, to give effect to, and reflect the agreements contained in, this Agreement and to ensure that the Company’s Organization Documents (including the Company Charter) and the JAA do not conflict in any respect with the provisions of this Agreement.

(b)    Legends. The share certificates representing the Shares, when delivered to United (or a United Designee, as applicable) or the Collateral Agent by either NewCo or Kingsland, shall have no restrictive legends or other restrictive language affixed thereto, and no restrictions shall exist in relation to the voting rights associated with, or upon the Transfer of, any of the Shares, except as set forth in this Agreement and the JAA, the Company Charter or under applicable Law or any such restrictions created by Contracts to which United or any of its Affiliates are a party.

Section 3.3    JAA Matters.

(a)    Special Approval Matters.

(i)    JAA Consent Rights. From the date hereof, Kingsland irrevocably grants to the Independent Third Party (or, following the delivery by United of a United Approval Notice, United) all rights to exercise (or not exercise or waive) all Delegated Rights (including JAA Approval Rights and JAA Veto Rights) pursuant to, and in accordance with, this Agreement and the JAA.

(ii)    JAA Consent Rights Prior to Year 10. Prior to the tenth anniversary of the Effective Date, only if NewCo has paid in full all of its Obligations, the following will apply:

(A)    If there is not a United Ownership Threshold Failure on the date that a Special Approval Matter is submitted to NewCo and the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) for approval in accordance with the JAA (a “Special Approval Request Date”), then the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall have the right to exercise all of its JAA Approval Rights.

(B)    If there is a United Ownership Threshold Failure on a Special Approval Request Date, then the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall have the right to exercise the Fundamental JAA Approval Rights only, but not any other JAA Approval Rights.

39

(C)    If there is not a NewCo Ownership Threshold Failure on a Special Approval Request Date, then NewCo shall have the right to exercise all of its JAA Approval Rights.

(D)    If there is a NewCo Ownership Threshold Failure on a Special Approval Request Date, then NewCo shall have the right to exercise the Fundamental JAA Approval Rights only, but not any other JAA Approval Rights.

(iii)    NewCo Buy-Out Rights Prior to Year 10. Subject to Section 3.3(a)(vi), prior to the tenth anniversary of the Effective Date, if the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) exercises its JAA Veto Rights for any matter other than a Fundamental JAA Approval Right, then NewCo shall have the right to make, within 30 days after the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) exercises such JAA Veto Right, a Bona Fide Offer in writing to United (or the United Designee, as applicable) substantially in the form attached hereto as Exhibit W (the “NewCo Buy-Out Offer”), to purchase all (but not less than all) of the Shares owned by the United Group (subject to clause (E) below) (the “NewCo Buy-Out Right”) at a price per Share equal to the Fair Market Price Per Share and such NewCo Buy-Out Offer shall include evidence satisfactory to United that NewCo has and will have immediately available funds to purchase all (but not less than all) of the Shares owned by the United Group; provided, however, that NewCo will have the right to purchase all but one Share owned by the United Group in connection with such NewCo Buy-Out Right.

(A)    The NewCo Buy-Out Offer shall set forth the Fair Market Price Per Share and the anticipated NewCo Buy-Out Closing Date. United (or the United Designee, as applicable) may accept or reject such NewCo Buy-Out Offer in its sole and absolute discretion and shall reply in writing to such NewCo Buy-Out Offer within 30 days following receipt thereof, and any failure of United (or the United Designee, as applicable) to reply in writing to such NewCo Buy-Out Offer within such time shall be deemed to be a rejection of such NewCo Buy-Out Offer by United (or the United Designee, as applicable); provided, however, the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall have the right to revoke such exercise of its JAA Veto Rights by delivering to NewCo written notice at any time prior to the NewCo Buy-Out Closing Date and, upon (i) the rejection of such NewCo Buy-Out Offer or (ii) the revocation of such exercise of its JAA Veto Rights for which NewCo delivers a NewCo Buy-Out Offer, NewCo will no longer have the right to exercise its NewCo Buy-Out Right with respect to such exercise of JAA Veto Rights, and the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) will not have the right to veto the Special Approval Matter for which the Independent Third Party or United exercised its JAA Veto Rights if the exact same matter is promptly (but in any event within 90 Business Days following delivery of the NewCo Buy-Out Offer) resubmitted to the Board.

40

(B)    If United (or the United Designee, as applicable) accepts such NewCo Buy-Out Offer, (1) on a date agreed upon by NewCo and United, but not later than 90 days after United receives the NewCo Buy-Out Offer (the “NewCo Buy-Out Closing Date”), NewCo and the United Group will cause the closing of the purchase of the Shares owned by the United Group as of the NewCo Buy-Out Closing Date (except for one Share) and (2) on the NewCo Buy-Out Closing Date, NewCo shall pay to United (or the United Designee, as applicable) a price per Share equal to the Fair Market Price Per Share set forth on the NewCo Buy-Out Offer by wire transfer of immediately available funds to an account specified by United (or the United Designee, as applicable). United (or the United Designee, as applicable) shall cause the Shares sold pursuant to this Section 3.3(a)(iii)(B) to be delivered to NewCo at such closing along with the applicable Transfer Documents.

(C)    If a Party fails to close on the NewCo Buy-Out Closing Date, then the other Party shall be entitled (i) (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and (ii) to be indemnified for all losses and damages resulting from such failure, including attorney fees.

(D)    If NewCo consummates the NewCo Buy-Out Right pursuant to this Section 3.3(a)(iii), then following such consummation the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall be entitled to exercise JAA Approval Rights determined in accordance with the provisions of Section 3.3(a)(ii). If United rejects a valid NewCo Buy-Out Offer pursuant to this Section 3.3(a)(iii), then, following such rejection, the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall be entitled to exercise JAA Approval Rights determined in accordance with the provisions of Section 3.3(a)(ii) but calculated as if such NewCo Buy-Out Offer (as amended, if applicable) had been accepted and the NewCo Buy-Out Right had been consummated. Upon the termination of the JAA, if the United Group has retained only a single Share for purposes of exercising the Fundamental JAA Approval Rights, then the United Group will transfer to NewCo the single remaining Share owned by the United Group at such time for no additional consideration, along with the applicable Transfer Documents.

(E)    If, at the time of delivery of any NewCo Buy-Out Offer that United accepts or intends to accept, (x) Kingsland has Exercised or been deemed to have Exercised the Put Option with respect to any or all of the Put Shares, (y) Article 2 of the Put Option Agreement has been terminated with respect to all Put Shares for which the Put Option has not been exercised, and (z) United has not made a Share Value Payment (as defined in the Put Option Agreement) to Kingsland pursuant to the Put Option Agreement and is not obligated to do so until the SVP Delay Date, then, within five Business Days following the delivery to United of the NewCo Buy-Out Offer, United shall deliver a notice to NewCo substantially in the form attached hereto as Exhibit Z (the “Put Shares Buy-Out Notice”) which notice will include

41

(1) a statement by United that it has elected to delay the Put Option Closing until the SVP Delay Date, (2) the number of Put Shares with respect to which the Put Option has been Exercised or been deemed to have Exercised and (3) an offer to sell all (but not less than all) of the Put Shares for which the Put Option was Exercised or deemed Exercised at a price per Share equal to the Fair Market Price Per Share (“Put Shares Buy-Out Offer”). NewCo shall have the right (the “NewCo Put Shares Buy-Out Right”) to accept such Put Shares Buy-Out Offer, within 10 days after the delivery of the Put Shares Buy-Out Notice, which acceptance shall include evidence satisfactory to United and Kingsland that NewCo has and will have immediately available funds to purchase all (but not less than all) of the Put Shares owned by the Kingsland Group. If NewCo accepts such Put Shares Buy-Out Offer, then, in addition to the matters set forth in Section 3.3(iii)(B), on the NewCo Buy-Out Closing Date (1) the Kingsland Group and the United Group will cause the closing of the purchase by United of the Put Shares from Kingsland, (2) NewCo and the United Group will cause the closing of the purchase by NewCo of the Put Shares from United, and (3) NewCo shall pay to an account specified by United an amount equal to the product of (I) the Fair Market Price Per Share set forth on the Put Shares Buy-Out Offer, multiplied by (II) the aggregate number of Put Shares subject to the Put Shares Buy-Out Right. United shall cause the Put Shares sold pursuant to this Section 3.3(a)(iii)(E) to be delivered to NewCo at such closing along with the applicable Transfer Documents. If NewCo (a) fails to reply in writing to such Put Shares Buy-Out Notice within 10 days after the delivery of the Put Shares Buy-Out Notice or (b) rejects such Put Shares Buy-Out Offer, then, NewCo shall retain the right to exercise the NewCo Put Shares Buy-Out Right with respect to any subsequent NewCo Buy-Out Offer that United accepts or intends to accept. Nothing in this Section 3.3(a)(iii)(E) shall modify the payment obligations of United or NewCo under the Cooperation Agreement.

(iv)    JAA Consent Rights After Year 10. After the tenth anniversary of the Effective Date, only if NewCo has paid in full all of its Obligations, the following will apply:

(A)    If there is not a United Ownership Threshold Failure on the Special Approval Request Date, then the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall have the right to exercise all of its JAA Approval Rights.

(B)    If there is a United Ownership Threshold Failure on a Special Approval Request Date, then the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall have the right to exercise the Fundamental JAA Approval Rights only, but not any other JAA Approval Rights.

(C)    If there is not a NewCo Ownership Threshold Failure on a Special Approval Request Date, then NewCo shall have the right to exercise of its JAA Approval Rights.

42

(D)    If there is a NewCo Ownership Threshold Failure on a Special Approval Request Date, then NewCo shall have the right to exercise the Fundamental JAA Approval Rights only, but not any other JAA Approval Rights.

(v)    NewCo Buy-Out Rights After Year 10. Subject to Section 3.3(a)(vi), after the tenth anniversary of the Effective Date, if the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) exercises its JAA Veto Rights, then NewCo shall have the right to exercise the NewCo Buy-Out Right in accordance with, and to the extent permitted under Section 3.3(a)(iii) other than clause (D) thereof; provided, however, that NewCo shall have the right to terminate the JAA upon any rejection or deemed rejection by United (or the United Designee, as applicable) of such NewCo Buy-Out Offer; provided further, however, the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) shall have the right to revoke such exercise of its JAA Veto Rights by delivering to NewCo written notice at any time prior to the NewCo Buy-Out Closing Date and, upon (i) the rejection of such NewCo Buy-Out Offer or (ii) the revocation of such exercise of its JAA Veto Rights for which NewCo delivered a NewCo Buy-Out Offer, NewCo will no longer have the right to exercise its NewCo Buy-Out Right with respect to such exercise of JAA Veto Rights, and the Independent Third Party (or, following the delivery, if any, by United of a United Approval Notice, United) will not have the right to veto the Special Approval Matter for which the Independent Third Party or United exercised its JAA Veto Rights if the exact same matter is promptly (but in any event within 90 Business Days following delivery of the NewCo Buy-Out Offer) resubmitted to the Board.

(vi)    NewCo Buy-Out Rights Limitation. Notwithstanding anything herein to the contrary, NewCo will not have any rights to purchase any Shares owned by the United Group or to exercise the NewCo Buy-Out Right (A) prior to the payment in full by NewCo of its Obligations, (B) for so long as an Event of Default has occurred and is continuing, (C) if NewCo or any of its Affiliates has breached its material obligations under a Joint Business Agreement, this Agreement or the JAA, which breach has not been waived or cured, if capable of being cured, or (D) unless the NewCo Group owns, at such time of exercise and until the completion of the exercise of any NewCo Buy-Out Right pursuant to Section 3.3(a)(iii) or Section 3.3(a)(v), more Common Shares than the United Group.

(vii)    United Buy-Out Rights. If (x) NewCo exercises its JAA Veto Rights and (y) the United Group owns, at such time of exercise and until the completion of any United Buy-Out Right pursuant to this Section 3.3(a)(vii), more Common Shares than the NewCo Group, then United (or if designated by United, the United Designee) shall have the right (provided that United or any of its Affiliates has not breached its material obligations under any Transaction Document to which it is a party and such breach has not been waived or cured, if capable of being cured) to make, within 30 days after NewCo exercises such JAA Veto Right, a Bona Fide Offer in writing to NewCo substantially in the form attached hereto as Exhibit X (the “United Buy-Out Offer”) to purchase all (but not less than all) Shares owned by the NewCo Group (the “United Buy-Out Right”) at a price per Share equal to the Fair Market Price Per Share and such United Buy-Out Offer shall include evidence satisfactory to NewCo that United has and will have immediately available funds to purchase all (but not less than all) of the Shares owned by the NewCo Group.

43

(A)    The United Buy-Out Offer shall set forth the Fair Market Price Per Share and the anticipated United Buy-Out Closing Date. NewCo may accept or reject such offer in its sole and absolute discretion and shall reply to such offer within 30 days following the receipt thereof, and any failure of NewCo to reply to such offer within such time shall be deemed to be a rejection of such offer by NewCo. United shall have the right to terminate the JAA upon any rejection by NewCo of such offer, as applicable; provided, however, NewCo shall have the right to revoke such exercise of its JAA Veto Rights by delivering to United written notice at any time prior to the United Buy-Out Closing Date and, upon (i) the rejection of such United Buy-Out Offer or (ii) the revocation of such exercise of its JAA Veto Rights for which United delivered a United Buy-Out Offer, United will no longer have the right to exercise its United Buy-Out Right with respect to such exercise of JAA Veto Rights, and NewCo will not have the right to veto the Special Approval Matter for which it exercised its JAA Veto Rights if the exact same matter is promptly (but in any event within 90 Business Days following delivery of the United Buy-Out Offer) resubmitted to the Board.

(B)    If NewCo accepts such United Buy-Out Offer, (1) United (or the United Designee, as applicable) and the NewCo Group will cause the closing of the purchase of the Shares owned by the NewCo Group to occur no later than 90 days after NewCo receives the United Buy-Out Offer (the “United Buy-Out Closing Date”) and (2) on the United Buy-Out Closing Date, United (or the United Designee, as applicable) shall pay to NewCo a price per Share equal to the Fair Market Price Per Share set forth on the United Buy-Out Offer by wire transfer of immediately available funds to an account specified by NewCo. NewCo shall cause the Shares sold pursuant to this Section 3.3(a)(vii) to be delivered to United (or the United Designee, as applicable) at such closing along with the applicable Transfer Documents.

(C)    If a Party fails to close on the United Buy-Out Closing Date, then the other Party shall be entitled (1) (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement and (2) to be indemnified for all losses and damages resulting from such failure, including attorney fees.

(D)    If NewCo rejects a valid United Buy-Out Offer pursuant to this Section 3.3(a)(vii), then, following such rejection NewCo shall be entitled to exercise JAA Approval Rights determined in accordance with the provisions of Section 3.3(a)(ii) but calculated as if such United Buy-Out Offer (as amended, if applicable) had been accepted and the United Buy-Out Right had been consummated.

(b)    United Approval Notice. At such time, if ever, as United determines, in its sole and absolute discretion as among the Parties and the Independent Third Party, that the exercise by United or a United Designee of any Delegated Rights including the rights and authority of the Independent Third Party pursuant to Section 3.3(a) and Section 3.9 or otherwise under the JAA or the Company Charter would not constitute “control” within the meaning of such term in any of United’s collective bargaining agreements or other material agreements (it being understood that the interpretation of such agreements is a matter between United and the respective counterparties to such agreements) or that United is otherwise prepared to exercise any or all such rights and authority, then United shall so notify Kingsland, NewCo and the Company, and, upon delivery of such notice substantially in the form attached hereto as Exhibit Y, which notice will identify (as determined and elected by United) the rights and authority to which United will succeed (each such notice, a “United Approval Notice”), United shall automatically succeed to each of such rights and authority identified in such United Approval notice without any further amendment of this Agreement, the JAA or the Company Charter.

44

(c)    United’s Voting Rights. Notwithstanding anything in this Agreement or the JAA to the contrary, United does not intend to exercise any of its rights under this Agreement, (including its rights set forth in Section 2.3 to 2.8, Section 3.3(a) and the Delegated Rights), the JAA (including the Delegated Rights) or the Company Charter with respect to the acquisition of, exercise of rights with respect to, or Transfer of ownership or voting of, Shares if doing so would constitute “control” within the meaning of such term in any of its collective bargaining agreements or other material agreements (it being understood that the interpretation of such agreements is a matter between United and the respective counterparties to such agreements). For the avoidance of doubt, the immediately preceding sentence shall not relieve United of its obligations or prohibit a United Designee or the Independent Third Party from exercising United’s rights arising under this Agreement, the JAA or the Company Charter.

(d)    JAA Amendment. Notwithstanding anything in the JAA or this Agreement to the contrary, neither NewCo nor Kingsland shall amend or agree to an amendment of the JAA without United’s prior written consent.

Section 3.4    Conversion Restrictions.

(a)    Until such time that NewCo has paid in full all of its Obligations, except in connection with a NewCo Block Trade or Kingsland Block Trade effectuated in accordance with Section 2.5 or Section 2.6, no member of the NewCo Group or the Kingsland Group shall voluntarily convert any of its Common Shares into Preferred Shares or other form of convertible security, without United’s prior written consent. After such time that NewCo has paid in full all of its Obligations, the NewCo Group and the Kingsland Group (provided that Kingsland has not Exercised or been deemed to have Exercised the Put Option with respect to all Put Shares) shall have the right to voluntarily convert any of its Common Shares into Preferred Shares or other form of convertible security, without United’s prior written consent; provided, however, that notwithstanding the foregoing, no member of the NewCo Group or the Kingsland Group may convert any of its Common Shares into Preferred Shares or other form of convertible security if such conversion would otherwise (x) cause all of the Preferred Shares to have voting rights pursuant to the Company’s Organization Documents or (y) cause Synergy and Kingsland to lose Control of the Company.

(b)    United (or the United Designee, as applicable), shall have the right to voluntarily convert any of its Common Shares into Preferred Shares or other form of convertible security, without NewCo’s or Kingsland’s prior written consent, and to the extent that a shareholders meeting, regular or special, or any written consent from NewCo or Kingsland is required to approve such conversion pursuant to the Company’s Organization Documents, each of NewCo and Kingsland hereby agree to vote its Shares at any regular or special meeting of shareholders or in any written consent executed in lieu of such a meeting approving United’s or a United Designee’s right to effect such conversion of Common Shares to Preferred Shares.

Section 3.5    Intentionally Omitted.

45

Section 3.6    Compliance with JBA Integrity Provisions. NewCo acknowledges that it has read each of (a) Article 11 of the Primary JBA; (b) Section 1 of the Commitment Letter by and among Synergy, United, Compañía Panameña de Aviación, S.A. and Aerorepública S.A.; and (c) Section 2 of the Commitment Letter and Guaranty by and among the Company, United, Compañía Panameña de Aviación, S.A. and Aerorepública S.A., and agrees that it shall cause each of its wholly owned Affiliate airlines, and will use its best efforts to cause its non-wholly owned Affiliate airlines, not to publish for sale any JBA Itineraries (as defined in the Primary JBA) or operate any segment of a JBA Itinerary, in each case during the term of the Joint Business Agreements, that would breach the agreements described in clauses (a), (b) and (c) above, as applicable.

Section 3.7    Confidentiality. Each Party agrees to, and to cause its respective Affiliates, officers, directors, employees, accountants, consultants, advisors, and agents (collectively, “Representatives”) to, keep confidential all documents and information, oral and written, concerning the Parties, including information about the proposed or potential business strategy, operations, financial matters and other matters relating to the Company or the other Parties (irrespective of the form of communication and whether such information is furnished before, on or after the date of this Agreement), including the subject matter and content of the Transaction Documents and/or of any other agreements or instruments related hereto or cited herein, any other documents and information related to the Company or the other Parties (all such information, the “Confidential Information”) and shall not, and shall not permit its Representatives to disclose any of the Confidential Information, or to allow third parties to access the Confidential Information; provided, however, that each Party agrees that (i) the other Parties may disclose Confidential Information to any Independent Third Party, any United Designee, any Monitor (as defined in the NewCo Loan Agreement), the Independent Accountant, the Independent Banker (as defined in the NewCo Loan Agreement) and their respective Representatives, (ii) United may disclose Confidential Information to its assignee and to the authorized representatives of its labor unions (subject to their confidentiality obligations with United), and (iii) the other Parties may disclose Confidential Information to their respective Representatives to the extent reasonably necessary to exercise their respective rights or perform their respective obligations under this Agreement or any of the other Transaction Documents, provided that, in the case of clauses (i) and (ii) above, such Independent Third Party, United Designee, Monitor, Independent Banker, assignee or Representative, as applicable, is informed of the confidential nature of the Confidential Information and agrees in writing to abide by the provisions of this Section 3.7 or enters into a confidentiality agreement with the parties containing confidentiality provisions that are no less restrictive than the provisions set forth in this Section 3.7. The limitations set forth in this Section 3.7 do not apply when such Confidential Information (a) is in the public domain through no breach of this Section 3.7; (b) becomes public knowledge through no breach of this Section 3.7; (c) is disclosed to meet a legal requirement or in connection with any legal proceeding or to comply with a decision by a court or Governmental Authority, so long as (i) the disclosing Party promptly notifies the other Parties in writing of the order or demand received, (ii) the disclosing Party seeks confidential treatment for the Confidential Information and (iii) the disclosing Party discloses only such Confidential Information that such disclosing Party’s counsel advises is required to be disclosed; (d) is disclosed to meet the disclosure requirements of capital markets regulations, stock exchange rules and applicable Laws; (e) is authorized in writing by the other Parties to be disclosed; (f) is received from a third party who, to the receiving Party’s knowledge, is not subject to any confidentiality obligations to the disclosing Party; or (g) is independently developed by the

46

disclosing Party without reference to any Confidential Information. This Agreement supersedes the Kingsland NDA, the AVH United NDA and the Synergy United AVH NDA. All oral and written information exchanged between the Parties under those agreements (irrespective of the form of communication and whether such information is furnished before, on or after the date of this Agreement) shall be deemed Confidential Information hereunder and shall be subject to the terms of this Section 3.7.

Section 3.8    Press Releases. No Party shall issue any press release or other public disclosure using the name, logo or otherwise referring to the other Parties or any of their respective Affiliates or this Agreement or any of the other Transaction Agreements, or otherwise in connection with the transactions contemplated hereby or thereby, without the prior written consent of the other Parties; provided that each Party shall be free to issue such press releases and make such disclosures as may be necessary to comply with applicable Laws and any applicable stock exchange rules; provided, further, however, that, to the extent practicable, each Party shall provide the other Parties a draft of such press release or disclosure in advance of its release and, if practicable, an opportunity to offer comments, which comments such first Party shall have no obligation to accommodate or reflect in such press release or disclosure (it being understood that, in the case of disclosures required for United or the Company to comply with U.S. Securities and Exchange regulations and stock exchange rules, such practicable opportunity for Kingsland, NewCo or United, as applicable, to comment on United’s or the Company’s draft disclosures may from time to time be limited or non-existent).

Section 3.9    Independent Third Party.

(a)    From the date hereof and until the earlier of (i) the delivery by United of a United Approval Notice with respect to all Delegated Rights, and (ii) the later of (A) payment in full by NewCo of all Obligations and (B) the termination of the JAA in accordance with its terms, an independent third party (the “Independent Third Party”) shall have the right to exercise all of the Delegated Rights. If for any reason the Independent Third Party (or, following the delivery by United of a United Approval Notice, United) is not permitted directly to vote Kingsland’s Shares with respect to such Delegated Right, then Kingsland and its Affiliates shall, at the written request of the Independent Third Party (or, following the delivery by United of a United Approval Notice, United), as applicable, exercise or waive any Delegated Rights on behalf of, and only on the instructions of, the Independent Third Party or United, as the case may be; provided that Kingsland shall not be obligated to vote such Shares unless it receives at least three Business Days’ notice of such request.

(b)    As soon as reasonably practicable after the date hereof, United and NewCo will identify and select, after consultation with Kingsland, a Person to serve as the Independent Third Party to exercise all of the Delegated Rights; provided, however, that until the election by United and NewCo of such Independent Third Party, the Independent Third Party shall be Kingsland, it being understood that, for so long as Kingsland is serving as the Independent Third Party, Kingsland will not be required to deliver written requests, notices, approvals, waivers or similar written instruments to itself if the Independent Third Party is otherwise required to deliver such written requests, notices, approvals, waivers or similar written instruments to Kingsland pursuant to the terms of this Agreement. Kingsland will serve as the Independent Third Party until

47

United and NewCo identify and select, after consultation with Kingsland, another Independent Third Party (or, if earlier, until United has delivered a United Approval Notice with respect to all of the Delegated Rights). During any period of time that Kingsland is serving as the Independent Third Party, neither Kingsland nor its Affiliates shall exercise (or not exercise or waive) Delegated Rights (including JAA Approval Rights and JAA Veto Rights) to terminate a Joint Business Agreement, other than in the case of a Permitted JBA Termination.

(c)    The Parties agree to execute and deliver such further documents and take such further actions, as may be reasonably required by United, a United Designee or the Independent Third Party, as applicable, in connection with its exercise of the Delegated Rights including amending this Agreement or the Organization Documents or the JAA (other than any such amendment that increases the liabilities or obligations or reduces the rights of such Party under this Agreement, the Organization Documents or the JAA, in each case in a manner that is disproportionate to such Party’s equity ownership of the Company, or that creates a direct financial obligation of such Party to which such Party has not agreed in writing), and entering into an agreement with the Independent Third Party and such other Parties as may be reasonably required by United, a United Designee or the Independent Third Party (the “Independent Third Party Agreement”), provided in each case any such agreement shall reflect the applicable provisions of this Section 3.9 and shall provide that the Independent Third Party shall perform its duties in a manner intended to preserve and enhance the value of the Company. The Independent Third Party Agreement shall be confidential among the Independent Third Party and the other parties thereto, and no Person that is not a party thereto shall have any right to review such agreement (other than the Company, subject to Section 3.7).

(d)    The Independent Third Party (other than Kingsland) will serve in this capacity until the earlier of (A) 60 days (or such shorter period as may be provided in the Independent Third Party Agreement) after the Independent Third Party notifies the Parties that it is no longer willing to serve as the Independent Third Party; (B) the Independent Third Party’s death, Disability or Incapacity, or (C) the date that United delivers a United Approval Notice with respect to all of the Delegated Rights and such Independent Third Party is no longer required; provided, that in the case of each of clauses (A) and (B) above, United and NewCo will promptly identify and select, after consultation with Kingsland, a replacement Independent Third Party; and provided, further, that:

(i)    until such replacement Independent Third Party is selected pursuant to the first proviso in Section 3.9(b) above, Kingsland shall automatically succeed and replace such Independent Third Party and serve as the temporary Independent Third Party (subject to Section 3.9(d)(ii) below) until a replacement Independent Third Party is selected pursuant the first proviso in Section 3.9(d) above, and Kingsland shall confirm in writing to both NewCo and United its acknowledgement of such service as temporary Independent Third Party promptly after receipt by it of written notice from NewCo, the Independent Third Party, United or a United Designee of its automatic succession;

(ii)     if at any time during the period described in Section 3.9(d)(i) above Kingsland notifies United or NewCo in writing that it is unwilling or unable to serve as the temporary Independent Third Party pursuant to Section 3.9(d)(i) above, or if Kingsland fails to deliver a written acknowledgement described above to both NewCo and the Independent Third Party within five Business Days following the delivery of written notice to it as described above, then United shall promptly deliver to NewCo in writing a list of three Persons proposed by United to serve as a replacement temporary Independent Third Party, and NewCo shall promptly select in writing one of such three

48

Persons to serve as the temporary Independent Third Party. If NewCo does not select in writing a temporary Independent Third Party from the three-Person proposal submitted by United within ten Business Days (or during the continuance of an Event of Default, one Business Day) after United delivers such list to NewCo, then NewCo shall be deemed to have selected the first Person on the list proposed by United, and such temporary Independent Third Party shall serve until a replacement Independent Third Party is selected pursuant to Section 3.9(d)(i) above.

(e)    At such time, if ever, as United delivers a United Approval Notice with respect to any or all of the Delegated Rights, United (or, if designated by United, the United Designee) shall automatically succeed to each of such rights and authority identified in such United Approval Notice, supplanting the rights and authority of the Independent Third Party (or Kingsland or any other temporary Independent Third Party) with respect to such identified rights and authority, without any further amendment of this Agreement or the JAA.

(f)    The Independent Third Party may only be removed with the written consent of both NewCo and United, except if (i) United delivers a United Approval Notice with respect to all of the Delegated Rights or (ii) an Event of Default has occurred and is continuing, in which case NewCo’s consent will not be required for the removal of the Independent Third Party.

(g)    The compensation, costs and expenses related to the Independent Third Party shall be addressed in the Independent Third Party Agreement; provided, however, that neither Kingsland nor NewCo shall be required to pay any portion of such compensation, cost and expenses unless it has agreed to do so in such Independent Third Party Agreement.

(h)    Notwithstanding anything contained in this Section 3.9, if United assigns any of its rights under this Agreement (other than its rights under Section 3.3(a)(i)) or the JAA to the Independent Third Party or a United Designee pursuant to Section 6.6, then the restrictions of this Section 3.9 shall not apply with respect to such rights.

(i)    Notwithstanding anything to the contrary herein, upon the earlier to occur of (A) the consummation of the full Transfer of all record and beneficial interests in the Put Shares, whether pursuant to the Put Option Agreement, or otherwise in accordance with the terms and conditions of this Agreement and the JAA (but, for the avoidance of doubt, not merely pursuant to the Usufruct Documents or similar arrangements) and (B) the tenth (10th) anniversary of the Effective Date, Kingsland shall have no further obligation to serve as the Independent Third Party, or take any other action under this Section 3.9.

Section 3.10    Anti-Money Laundering Laws; Anti-Corruption Laws.

(a)    In relation to the Company and the business of the Company, each Party shall comply with applicable Anti-Money Laundering Laws and Anti-Corruption Laws.

(b)    The Party that is the Controlling Shareholder of the Company, shall use its reasonable commercial efforts to ensure that the Company and its Subsidiaries and Affiliates make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the respective assets of the Company, and that the Company has and will continue to maintain in place adequate internal controls and systems to ensure: (i)

49

transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to: (A) permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (B) maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, in each case, in accordance with IFRS.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

Each Party hereby represents and warrants to the other Parties, as of the date of hereof, that:

Section 4.1    Organization and Good Standing. Such Party is an Entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization.

Section 4.2    Authority.

(a)    Such Party has the full power and authority to enter into this Agreement and to perform all of its obligations hereunder.

(b)    The execution, delivery and performance of this Agreement have been duly and validly authorized by all requisite corporate or similar action on the part of such Party.

Section 4.3    Enforceability. This Agreement has been duly and validly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors’ rights generally.

Section 4.4    No Violations. The execution, delivery and performance by such Party of this Agreement do not and will not:

(a)    violate any provision of the Organization Documents of such Party; or

(b)    violate any provision of or require any filing or approval under any Law applicable to such Party.

Section 4.5    Compliance with Laws. Such Party has complied with all Laws, including applicable Anti-Money Laundering Laws and Anti-Corruption Laws, except where the failure to comply with such Laws would not, individually or in the aggregate, reasonably be expected to result in material liability to such Party’s business, or otherwise materially impair the operation of such Party’s business. Such Party is not, to its knowledge, the subject or target of any investigation, inquiry, or proceeding by a Governmental Authority relating to, and has not been given written notice by a Governmental Authority of, any potential violation of any Laws, including applicable Anti-Corruption Laws and/or Anti-Money Laundering Laws, except where

50

the failure or potential failure to comply with such Law would not, individually or in the aggregate, reasonably be expected to result in material liability to such Party’s business, or otherwise materially impair the operation of such Party’s business. There is no Judgment to which such Party, or the business or any assets thereof, are subject, except where such Judgment would not, individually or in the aggregate, reasonably be expected to result in material liability to such Party’s business, or otherwise materially impair the operation of such Party’s business.

Section 4.6    Brokerage or Finders Fees. Such Party has not engaged or entered into any Contract with any broker, finder or agent with respect to the transactions contemplated by this Agreement which would result in any liability or obligation on the part of the other Parties, including any fees, commissions or reimbursement claims.

ARTICLE 5

TERM

Section 5.1    Term. This Agreement shall be effective as of the Effective Date and shall remain in full force and effect until the latest of (a) 10 years following the Effective Date and (b) payment in full by NewCo of all of the Obligations; provided, however, that Article 6 will survive any termination of this Agreement; provided further, however, that if the JAA is still in force and effect at the time this Agreement terminates in accordance with this Section 5.1, then Section 3.3(a) and Section 3.9 will survive any such termination of this Agreement until the JAA is terminated in accordance with its terms; provided further, however, notwithstanding anything to the contrary contained in the Transaction Documents, if NewCo has paid the Cooperation Payment pursuant to Sections 3.2 or 3.5 of the Cooperation Agreement, then Section 2.4 (only with respect to Kingsland’s Common Shares) and Section 2.6 will survive any termination of this Agreement until Kingsland no longer owns any Common Shares; provided further, that if this Agreement is terminated in accordance with this Section 5.1 and United no longer holds any Common Shares, then Section 2.4 and Section 2.6 shall apply only to NewCo in respect of any Transfer of Kingsland’s Common Shares.

ARTICLE 6

MISCELLANEOUS

Section 6.1    Indemnification.

(a)    Indemnification by NewCo. NewCo agrees to protect, indemnify and hold harmless United, the United Designee and their respective officers, Affiliates, directors, employees, attorneys, accountants, consultants, representatives and agents (collectively called the “United Indemnitees”) and Kingsland and its officers, Affiliates, directors, employees, attorneys, accountants, consultants, representatives and agents (collectively called the “Kingsland Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for and consultants of such United Indemnitees or Kingsland Indemnitees, as applicable, in connection with any investigative, administrative or judicial proceeding, whether or not such United Indemnitees or Kingsland Indemnitees, as applicable, shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such United Indemnitees or Kingsland Indemnitees, as

51

applicable, by any third party (whether direct, indirect, or consequential and whether based on any securities and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise), to the extent relating to or arising out of NewCo’s breach of any of its representations, warranties, covenants, agreements and obligations under this Agreement (collectively, the “NewCo Indemnified Matters”); provided, however, that NewCo shall not have any obligation to any United Indemnitee or Kingsland Indemnitee hereunder with respect to NewCo Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such United Indemnitee or Kingsland Indemnitee, as applicable, as determined by a court of competent jurisdiction in a final, non-appealable decision. The obligations of NewCo under this Section 6.1(a) shall survive the termination or expiry of this Agreement.

(b)    Indemnification by Kingsland. Kingsland agrees to protect, indemnify and hold harmless the United Indemnitees and NewCo and its officers, Affiliates, directors, employees, attorneys, accountants, consultants, representatives and agents (collectively called the “NewCo Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for and consultants of such United Indemnitees or NewCo Indemnitees, as applicable, in connection with any investigative, administrative or judicial proceeding, whether or not such United Indemnitees or NewCo Indemnitees, as applicable, shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such United Indemnitees or NewCo Indemnitees, as applicable, by any third party (whether direct, indirect, or consequential and whether based on any securities and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise), to the extent relating to or arising out of Kingsland’s breach of any of its representations, warranties, covenants, agreements and obligations under this Agreement (collectively, the “Kingsland Indemnified Matters”); provided, however, that Kingsland shall not have any obligation to any United Indemnitee or NewCo Indemnitee hereunder with respect to Kingsland Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such United Indemnitee or NewCo Indemnitee, as applicable, as determined by a court of competent jurisdiction in a final, non-appealable decision. The obligations of Kingsland under this Section 6.1(b) shall survive the termination or expiry of this Agreement.

(c)    Indemnification by United. United agrees to protect, indemnify and hold harmless the NewCo Indemnitees and Kingsland Indemnitees from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, out-of-pocket expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for and consultants of such NewCo Indemnitees or Kingsland Indemnitees, as applicable, in connection with any investigative, administrative or judicial proceeding, whether or not such NewCo Indemnitees or Kingsland Indemnitees, as applicable, shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such NewCo Indemnitees or Kingsland Indemnitees, as applicable, by any third party (whether direct, indirect, or consequential and whether based on any securities and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise), to the extent relating to or arising out of United’s breach of any of its representations, warranties, covenants, agreements and obligations under this Agreement, and with respect to Kingsland Indemnitees only, to the extent relating to or arising out of Kingsland’s granting of the Delegated Rights or its service as the United Designee or the Independent Third Party (including any actions or omissions in such

52

capacity, including any exercise of, or determination not to exercise, any JAA Veto Rights or any other Delegated Rights) (collectively, the “United Indemnified Matters”); provided, however, that United shall not have any obligation to any NewCo Indemnitee or Kingsland Indemnitee hereunder with respect to United Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such NewCo Indemnitee or Kingsland Indemnitee, as applicable, as determined by a court of competent jurisdiction in a final, non-appealable decision. The obligations of United under this Section 6.1(c) shall survive the termination or expiry of this Agreement.

(d)    Exculpation. United agrees that neither Kingsland nor any other Kingsland Indemnitee shall have any liability to United or any of its Affiliates in connection with or as a result of the granting of the Delegated Rights or its service as the United Designee or the Independent Third Party (including any actions or omissions in such capacity, including any exercise of, or determination not to exercise, any JAA Veto Rights or any other Delegated Rights) as well as any action taken, or not taken, by Kingsland (i) in compliance with Section 3.1, Section 3.3(a)(i) or Section 3.9 of this Agreement and (ii) any other action taken or not taken by Kingsland, or any director designated to the Board of Directors of the Company by Kingsland, at the written direction of, or with the written consent of, United, a United Designee or the Independent Third Party; provided, however, that the provisions of this Section 6.1(d) shall not apply to any claim by United or any of its Affiliates caused by or resulting from the willful misconduct or gross negligence of Kingsland or any other Kingsland Indemnitee, as determined by a court of competent jurisdiction in a final, non-appealable decision. The obligations of United under this Section 6.1(d) shall survive the termination or expiry of this Agreement.

Section 6.2    Further Assurances. The Parties agree that from time to time after the date hereof, they will execute and deliver such further documents and take such further actions, as may be reasonably necessary to carry out the purpose and intent of this Agreement.

Section 6.3    Entire Agreement.    The Transaction Documents set forth the entire agreement and understanding of the Parties in respect of the matters addressed herein and supersede all prior agreements, arrangements and undertakings (oral or written) relating to the subject matter hereof. No representation, promise, inducement or statement of intention has been made by any Party which is not embodied in or superseded by the Transaction Documents, and no Party shall be bound by or liable for any alleged representation, promise, inducement or statement of intention not so set forth; provided, however, that it is understood that certain Parties and their Affiliates are also entering into other agreements with respect to the ownership of the Company’s shares or the operation of the Company as of the Effective Date, and it being further understood that the Organization Documents of the Company contain various terms that are also applicable to the Parties, as set forth therein.

Section 6.4    Conflicting Provisions. If any provision in this Agreement conflicts with the Organization Documents of the Company or the JAA (or the 100% JAA, as applicable), then each of the Parties agrees to vote its Common Shares to amend the Organization Documents and the JAA (or the 100% JAA, as applicable) to remedy the conflict in order that the provisions of this Agreement prevail. In the event of any conflict between this Agreement and the JAA (or the 100% JAA, as the case may be), this Agreement shall control. At the request of United, the Parties agree to amend the JAA (or the 100% JAA, as applicable) and the Organization Documents to reflect United’s rights in this Agreement.

53

Section 6.5    Successors and Assigns. Subject to the restrictions on Transfer set forth in this Agreement, this Agreement and all of the terms, covenants and agreements set forth herein shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns, heirs, legal representatives, trustees or receivers. No Party may assign or otherwise Transfer any of its rights or obligations hereunder without the prior written consent of the other Parties, except: (i) as provided in Section 6.6 and (ii) that United may assign this Agreement or any of its rights and obligations hereunder to an Affiliate of United, it being understood and agreed that no such assignment shall relieve United of its obligations hereunder.

Section 6.6    Assignment of Rights. Notwithstanding anything in this Agreement to the contrary, United may, at any time and from time to time, and in its sole discretion, assign, Transfer or convey all or any part of its rights under this Agreement (but not, except as otherwise permitted in this Agreement, its obligations) to any Person; provided, however, that United may not assign, Transfer or convey any of its rights under this Agreement to a Non-Permitted Holder, provided that no Event of Default has occurred and is continuing. United will provide prior written notice to the Parties no later than 15 Business Days upon any such assignment, Transfer or conveyance.

Section 6.7    Waivers; Cumulative Remedies. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any Party, it is in writing signed by a Responsible Officer of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 6.8    Amendments. Except as otherwise provided herein, this Agreement may be amended or modified from time to time only by a written agreement by all the Parties.

Section 6.9    Notices. All notices, requests, demands and other communications (collectively, “Notices”) required or permitted to be given hereunder shall be in writing and delivered (a) personally, (b) by electronic transmission, which is confirmed by the recipient (in the case of email, an automated reply shall not constitute confirmation by the recipient), or (c) mailed by a recognized courier service to the following addresses:

If to the Company:

Avianca Holdings, S.A.

Avenida Calle 26 No. 59-15 Edificio Administrativo Avianca,

Bogotá – Colombia

Attn: Renato Covelo, General Counsel

Email: renato.covelo@avianca.com

54

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attn: David Williams

Email: dwilliams@stblaw.com

If to Kingsland:

Kingsland Holdings Limited

c/o The Winterbotham Trust Company Limited

Winterbotham Place

Malborough and Queen Streets

Nassau, Commonwealth of the Bahamas

Attn: Rodrigo Salcedo, José Gurdian, Joaquin Palomo, Roberto Kriete

Email: rsalcedo@caobacapital.com, jgurdian@caobacapital.com, joaquin.palomo@aeroman.com.sv, rkriete@mroholdings.com with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY 10281

Attn: Richard Brand and Andrew Alin

Email: Richard.Brand@cwt.com and Andrew.Alin@cwt.com

If to NewCo:

1209 Orange Street

Wilmington, DE 19801

Attn.: Mrs. Marcela Quental and Mr. Guilherme Pinheiro

Email: marcela.quental@synergygroupcorp.com and

guilherme.pinheiro@avianca.com.br

with a copy (which shall not constitute notice) to:

Rua Profa. Heloísa Carneiro, 21

Jardim Aeroporto, Postal Code 04630-050

São Paulo – SP, Brazil

Attn.: Mrs. Marcela Quental and Mr. Guilherme Pinheiro

Email: marcela.quental@synergygroupcorp.com and

guilherme.pinheiro@avianca.com.br

55

with a copy (which shall not constitute notice) to:

Tauil & Chequer Advogados Associados a Mayer Brown LLP

Av. Presidente Juscelino Kubitschek, 1,455, 5th, 6th and 7th floors

São Paulo, SP, Brazil

Attn.: Mr. Carlos Motta

Email: cmotta@mayerbrown.com

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois

Attn.: Mr. Daniel Whitmore

Email: dwhitmore@mayerbrown.com

If to United:

United Airlines, Inc.

233 South Wacker Drive

Chicago, IL 60606

Attn: Senior Vice President – Alliances

Email: john.gebo@united.com

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

1000 Louisiana Street, Suite 6000

Houston, TX 77002

Attn: Kevin Lewis

Email: klewis@sidley.com

All Notices shall be effective upon receipt, except that a Notice given by electronic transmission will be effective on the date sent (with confirmation of transmission) if sent during normal business hours of the recipient or on the next Business Day if sent (with confirmation of transmission) after the normal business hours of the recipient. Any Party may change its Notice information by giving written Notice to all other Parties in the manner specified above. Upon selection of the Independent Third Party pursuant to Section 3.9, the Independent Third Party will provide its Notice information by giving written Notice to all other Parties in the manner specified above. All notices delivered by the Company to Kingsland in respect of its Shares shall also be delivered to the Independent Third Party or, following the delivery by United of a United Approval Notice, to United.

Section 6.10    GOVERNING LAW; JURISDICTION, ETC.

(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

56

(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY IN ANY WAY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS RELATING HERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY OTHER PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN SECTION 6.10(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)    SERVICE OF PROCESS. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES THAT THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ADDRESS SPECIFIED IN SECTION 6.9. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE, IN ACCORDANCE HEREWITH, SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON. KINGSLAND FURTHER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES AT 1180 AVENUE OF THE AMERICAS, NY, NY 10036 AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT.

57

(e)    WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AGREES THAT THE WAIVERS SET FORTH HEREIN SHALL HAVE THE FULLEST SCOPE PERMITTED UNDER THE UNITED STATES FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 AND ARE INTENDED TO BE IRREVOCABLE FOR PURPOSES OF SUCH ACT.

(f)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(g)    Acknowledgement. Each Party hereby acknowledges that the waivers in this Section 6.10 are a material inducement to the other Parties entering into this Agreement and that each Party is relying upon the foregoing in their dealings with the other Parties. Each Party has reviewed the waivers in this Section 6.10 with their legal counsel and have knowingly and voluntarily waived jury trial and other rights following consultation with legal counsel. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

Section 6.11    Severability. In the event any of the provisions hereof are held to be invalid or unenforceable under any Law, the remaining provisions hereof shall not be affected thereby. In such event, the Parties agree and consent that such provisions and this Agreement shall be modified and reformed so as to effect the original intent of the Parties as closely as possible with respect to those provisions which were held to be invalid or unenforceable. Notwithstanding the foregoing and the fact that the Company is incorporated under the Laws of Panama, the Parties agree that the rights and obligations contained in this Agreement shall be governed, construed and enforced in accordance with Section 6.10.

58

Section 6.12    Execution in Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 6.13    Electronic Transmissions. Each of the Parties agrees that (a) any consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document, (b) any such consent or document shall be considered to have the same binding and legal effect as an original document and (c) at the request of any Party, any such consent or document shall be re-delivered or re-executed, as appropriate, by the relevant party or parties in its original form. Each of the Parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 6.14    Third Party Beneficiaries. Each Party agrees that each of the Independent Third Party and the United Designee is a third party beneficiary of this Agreement and has the right to enforce this Agreement directly to the extent it may deem necessary or advisable to protect its rights arising hereunder. Except to the extent expressly set forth herein, this Agreement is not intended to, and shall not, confer upon any other Person, other than the Parties hereto, any rights or remedies with respect to the subject matter or any provision hereof.

Section 6.15    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached or threatened to be breached. It is accordingly agreed that the Parties shall be entitled (without proof of actual damages or otherwise or posting or securing any bond) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, these being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide adequate remedy. Each of the Parties acknowledges and agrees that the right to specific performance and the other relief contemplated herein is an integral part of the transactions contemplated hereby and without such right, none of the Parties would have entered into this Agreement.

Section 6.16    Shareholders Agreement. This Agreement shall be considered to be a “shareholders agreement” for purposes of the Corporation Law of Panama, Law 32 of February 26, 1927 and other applicable Law of the Republic of Panama.

[The remainder of this page is intentionally left blank.]

59

IN WITNESS WHEREOF, each Party has duly executed this Agreement as of the date first written above.

THE COMPANY

AVIANCA HOLDINGS S.A.

By:	/s/ Renato Covelo
Name: Renato Covelo
Title: Legal Representative, Avianca Holdings S.A.

[SIGNATURE PAGE TO SHARE RIGHTS AGREEMENT]

KINGSLAND

KINGSLAND HOLDINGS LIMITED

By:	/s/ Roberto Kriete
Name: Roberto Kriete
Title: Authorized Signatory, Kingsland Holdings Limited

[SIGNATURE PAGE TO SHARE RIGHTS AGREEMENT]

NEWCO

BRW AVIATION LLC

By:	/s/ Michael Welch

Name:	Michael Welch
Title:	President

[SIGNATURE PAGE TO SHARE RIGHTS AGREEMENT]

UNITED

UNITED AIRLINES, INC.

By:	/s/ John Gebo

Name:	John Gebo
Title:	Senior Vice President, Alliances

[SIGNATURE PAGE TO SHARE RIGHTS AGREEMENT]

EXHIBIT A

INSTRUMENT OF TRANSFER

STOCK POWER1

FOR VALUE RECEIVED, [●], [●] organized under the laws of [●] (“Assignor”), hereby irrevocably sells, assigns and transfers (the “Transfer”) to [●] (the “Assignee”), a [●] organized under the laws of [●], [●] common shares (acciones comunes) of Avianca Holdings, S.A., a corporation (sociedad anónima) organized under the laws of the Republic of Panama (the “Company”), represented by Share Certificate No. [●], free and clear of Liens (as defined in the Share Rights Agreement), other than Liens created by or pursuant to the Transaction Documents (as defined in the Share Rights Agreement). “Share Rights Agreement” means that certain Share Rights Agreement, dated as of [●], by and among the Company, Assignor, United Airlines, Inc., and Kingsland Holdings Limited.

The Assignor hereby (i) authorizes the Assignee to inform the Secretary Board of Directors of the Company about the Transfer in order for the Company to issue a new Share Certificate in favour of the Assignee and to register the Transfer in the books and records of the Company and (ii) irrevocably constitutes and appoints the                                          as agent with full power of substitution in the premises and for the purpose to make and execute all necessary acts of assignment and transfer hereof.

IN WITNESS HEREOF, the undersigned has executed this Stock Power as of the date indicated below.

Dated this [●] day of [●], 20[●].

[●]

By
Name:
Title:

[1]	Note to Draft: The executed version of this stock power form must be notarized by a Panamanian notary or apostilled.

EXHIBIT A

EXHIBIT B

FORM OF SALE NOTICE

To:[2]	Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Sale Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.2(b) of the Agreement, [●] (the “United Seller”) hereby furnishes you notice that it proposes to Transfer to [●], through a [INSERT DESCRIPTION OF TRANSACTION INCLUDING A DESCRIPTION OF ANY NON-CASH CONSIDERATION IN SUFFICIENT DETAIL TO PERMIT THE VALUATION THEREOF] (the “Proposed Transaction”). The terms of the Proposed Transaction are as follows:

(a)    the number of Shares to be sold by the United Seller is equal to [●];

(b)    the name of the Proposed Transferee is [●];

(c)    the per Share purchase price is [●];

(d)    the proposed date, time and location of the closing of such Proposed Transaction are as follows: [●]; and

(e)    a copy of any definitive Share purchase and sale agreement entered into with respect to such Proposed Transaction or form of Share purchase and sale agreement proposed to be executed in connection herewith is attached as Annex A.

[2]	Note to Draft: To be addressed to a Permitted Transferee, as the case may be.

EXHIBIT B

Pursuant to Section 2.2(c) of the Agreement, you may elect to participate in such Proposed Transaction by delivering a Tag-along Notice and in the terms set forth in the Agreement.

[The remainder of this page is intentionally left blank.]

EXHIBIT B

Yours faithfully,

[UNITED SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT B

ANNEX A

DEFINITIVE SHARE PURCHASE AND SALE AGREEMENT

See attached.

EXHIBIT B

EXHIBIT C

FORM OF TAG-ALONG NOTICE

To3:	[United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com]

or

[[Permitted Transferee of United]
[Address]
[Address]
Attn: [●]
Email: [●]]

                     20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Tag-along Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.2(c) of the Agreement, we hereby furnish you irrevocable and binding notice to elect to participate in the Tag-along Sale and agree to sell [●] Shares in the terms and conditions set forth in Section 2.2 of the Agreement and the Sale Notice.

[The remainder of this page is intentionally left blank.]

[3]	Note to Draft: Insert notice information of the applicable United Seller.

EXHIBIT C

Yours faithfully,

[TAG-ALONG SHAREHOLDER]

By:
Name:	[●]
Title:	[●]

EXHIBIT C

EXHIBIT D

FORM OF DRAG-ALONG NOTICE

To4:	[[●]
[Address]
[Address]
Attn: [●]
Email: [●]]

and/or

[Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Drag-Along Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.3(c) of the Agreement, United [and [●]] (the “Majority Shareholder[s]”) hereby furnish[es] you notice that the Majority Shareholder[s] propose[s] to Transfer to [●], through a [INSERT DESCRIPTION OF TRANSACTION INCLUDING A DESCRIPTION OF ANY NON-CASH CONSIDERATION IN SUFFICIENT DETAIL TO PERMIT THE VALUATION THEREOF] (the “Proposed Transaction”). The terms of the Proposed Transaction are as follows:

(a)    the name and address of the Drag-Along Transferee is [●];

[4]	Note to Draft: Insert notice information of the applicable Minority Shareholder(s).

EXHIBIT D

(b)    [the identity of the economic group and the ultimate owner of the Drag-Along Transferee, if known by United is [●];]

(c)    the proposed amount and form of consideration and terms and conditions of payment (including the details of any price adjustment mechanism, if any) offered by the Drag-Along Transferee are [●]; and

(d)    [INSERT OTHER MATERIAL TERMS OF THE PROPOSED TRANSACTION, INCLUDING THE EXPECTED CLOSING DATE THEREOF].

Pursuant to 2.3(c)(v) of the Agreement, we hereby request each Minority Shareholder to [INSERT THE ACTION OR ACTIONS REASONABLY REQUESTED OR REQUIRED OF EACH MINORITY SHAREHOLDER (INCLUDING THOSE THAT MAY BE REASONABLY REQUESTED OR REQUIRED IN THE FUTURE) IN ORDER TO COMPLETE OR FACILITATE SUCH PROPOSED EXIT SALE (INCLUDING (I) THE TRANSFER OF SHARES OWNED BY EACH MINORITY SHAREHOLDER, (II) THE VOTING BY SUCH MINORITY SHAREHOLDER IN FAVOR OF THE EXIT SALE AND THE TRANSACTIONS CONTEMPLATED THEREBY AND THE WAIVER OF ANY RELATED APPRAISAL OR DISSENTERS’ RIGHTS AND/OR (III) THE EXECUTION AND DELIVERY OF ANY MERGER, ASSET PURCHASE, SECURITY PURCHASE, RECAPITALIZATION OR OTHER AGREEMENT, AS APPLICABLE)].

A copy of any executed purchase agreement (or other type of arrangement) with such Drag-Along Transferee or, if no such agreement exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Drag-Along Transferee in connection with the Exit Sale is attached hereto as Annex A.

Pursuant to Section 2.3(a) of the Agreement, you, as a Minority Shareholder are required to Transfer all, but not less than all, of your Shares and to vote in favor of, consent to, raise no objections to, waive any appraisal rights with respect thereto, waive its JAA Approval Rights and all consent and approval rights under the Company’s Organization Documents and take all commercially reasonable actions requested, necessary or desirable in connection with, the Proposed Transaction.

[The remainder of this page is intentionally left blank.]

EXHIBIT D

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

[OTHER MAJORITY SHAREHOLDERS]

By:
Name:	[●]
Title:	[●]

EXHIBIT D

ANNEX A

DEFINITIVE PURCHASE AGREEMENT

See attached.

EXHIBIT D

EXHIBIT E

FORM OF NEWCO PURCHASE OFFER

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Purchase Offer and not otherwise defined herein will have the respective meanings set forth in the Agreement.

We hereby inform United that we have received a Bona Fide Offer from a Third-Party Purchaser to Transfer the NewCo ROFR Shares. A copy of such Bona Fide Offer is attached hereto as Annex A.

Pursuant to Section 2.4(a)(i) of the Agreement, we hereby irrevocably offer to sell to United all of the NewCo ROFR Shares for a purchase price equal to [●]5 and [INCLUDE (A) FINANCING TERMS AND (B) OTHER TERMS AND CONDITIONS AS SET FORTH IN THE BONA FIDE OFFER, IN EACH CASE THAT ARE AT LEAST AS FAVORABLE TO UNITED AS THOSE CONTAINED IN THE BONA FIDE OFFER TO SUCH THIRD-PARTY PURCHASER]. A copy of any executed purchase agreement (or other type of arrangement) with such Third-Party Purchaser or, if no such agreement (or arrangement) exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Third-Party Purchaser in connection with the Bona Fide Offer is attached hereto as Annex B.

Pursuant to Section 2.4(a)(ii) of the Agreement, you have the right and sole option at any time prior to the expiration of the United NewCo Offer Period, to accept, or designate a United Designee to accept, such NewCo Purchase Offer on the price and terms as set forth herein, which right may be exercised by giving a United NewCo Notice of Exercise.

[The remainder of this page is intentionally left blank.]

[5]	Note to Draft: To be the same price per share as set forth in the Bona Fide Offer and to include the same terms as set forth in the Bona Fide Offer.

EXHIBIT E

Yours faithfully,

[ ]

By:
Name:	[●]
Title:	[●]

EXHIBIT E

ANNEX A

BONA FIDE OFFER

See attached.

EXHIBIT E

ANNEX B

DEFINITIVE PURCHASE AGREEMENT

See attached.

EXHIBIT E

EXHIBIT F

FORM OF UNITED NEWCO NOTICE OF EXERCISE

To6:	[BRW Aviation LLC]
[Address]
[Address]
Attn: [●]
Email: [●]]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Notice of Exercise and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.4(a)(ii) of the Agreement, United hereby furnishes you notice that [United / [Name of United Designee], as an United Designee], hereby exercises its right of first refusal and accepts the NewCo Purchase Offer on the price and terms as set forth in the NewCo Purchase Offer. The United NewCo ROFR Closing shall occur on [●].

[6]	Note to Draft: Insert notice information of the applicable Seller. To be addressed to a Permitted Transferee, as the case may be.

EXHIBIT F

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT F

EXHIBIT G

FORM OF NEWCO SELLER’S CERTIFICATE

To7:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

Avianca Holdings S.A.
[Address]
[Address]
Attn: [●]
Email: [●]

                 20[●]

Dear Sirs:

This NewCo Seller’s certificate (the “Seller’s Certificate”) is delivered pursuant to Section 2.4(a)(iv) of that certain Share Rights Agreement, dated as of [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Seller’s Certificate and not otherwise defined herein will have the respective meanings set forth in the Agreement.

The undersigned hereby certifies that he or she is an officer of NewCo Seller, that he or she is authorized in such capacity to execute and deliver this Sellers’ Certificate on behalf of the NewCo Seller and, solely in his or her capacity as an authorized signatory of NewCo Seller and not in any individual capacity, does hereby certify as follows:

1.    NewCo Seller has complied in all respects with the terms and conditions of Section 2.4 including Section 2.4(a)(iv) of the Agreement and, if applicable, offered United the ability to match the terms set forth in NewCo Seller’s agreement with the Third-Party Purchaser, but such offer was not accepted by United (or the United Designee) as set forth, and within the period specified therein.

[7]	Note to Draft: To be addressed to a Permitted Transferee or NewCo, as the case may be.

EXHIBIT G

2.    The sale is in compliance with Section 2.1 of the Agreement.

3.    Attached hereto as Annex A is a copy of the executed purchase agreement with the Third-Party Purchaser, which purchase agreement (or other type of arrangement) includes a condition precedent that NewCo Seller has fully complied with the provisions of Section 2.4 of the Agreement.

[The remainder of this page is intentionally left blank.]

EXHIBIT G

Yours faithfully,

[NEWCO SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT G

ANNEX A

PURCHASE AGREEMENT

See attached.

EXHIBIT G

EXHIBIT H

FORM OF UNITED NEWCO MATCHING NOTICE

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Matching Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.4(a)(iv) of the Agreement, the [Seller] [●] (“Seller”) hereby informs you that the terms of the Seller’s agreement with the Third-Party Purchaser are more favorable to the Third-Party Purchaser than those set forth in the original Bona Fide Offer, as follows: [detail with reasonable specificity any material terms or conditions in the Seller’s agreement (written or oral) with the Third-Party Purchaser that differ from those specified in the Bona Fide Offer.]. The closing of the transaction shall be on the terms set forth in the Third-Party Purchaser’s offer and shall take place on [●]8.

[The remainder of this page is intentionally left blank.]

[8]	Note to Draft: This United NewCo Matching Notice should be delivered to United at least 30 Business Days prior to the closing of the sale of the NewCo ROFR Shares to a Third-Party Purchaser.

EXHIBIT H

Yours faithfully,

[SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT H

EXHIBIT I

FORM OF KINGSLAND PURCHASE OFFER

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Kingsland Purchase Offer and not otherwise defined herein will have the respective meanings set forth in the Agreement.

We hereby inform United that we have either (A) received a Bona Fide Offer from a Third-Party Purchaser to Transfer all or any portion of the Shares owned by Kingsland to such Third-Party Purchaser, which Bona Fide Offer we intend to accept, or (B) elected to exercise our rights under Section 4.04 of the JAA to Transfer all, but not less than all, of the Shares owned by us in connection with the exercise of the Kingsland JAA Tag Along Rights. We acknowledge that for clauses (A) and (B), we may not Transfer any Put Shares that have been Exercised or deemed to have been Exercised pursuant to the Put Option Agreement. A copy of such Bona Fide Offer is attached hereto as Annex A.

Pursuant to Section 2.4(b)(i) of the Agreement, we hereby irrevocably offer to sell to United all of the Kingsland ROFR Shares for a purchase price equal to [●]9 and [INCLUDE (A) FINANCING TERMS AND (B) OTHER TERMS AND CONDITIONS AS SET FORTH IN THE BONA FIDE OFFER OR THE SYNERGY COC TRANSACTION NOTICE, SUBJECT TO SECTION 4.04 OF THE JAA, IN EACH CASE THAT ARE AT LEAST AS FAVORABLE TO UNITED AS THOSE CONTAINED IN THE BONA FIDE OFFER TO SUCH THIRD-PARTY PURCHASER OR COUNTER PARTY TO THE SYNERGY CHANCE IN CONTROL TRANSACTION]. A copy of any executed purchase agreement (or other type of arrangement) with such Third-Party Purchaser or, if no such agreement exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Third-Party

[9]

Note to Draft: To be the same price per share as set forth in the Bona Fide Offer or Synergy’s notice to Kingsland under Section 4.04 of the JAA regarding the Synergy Change in Control Transaction (as defined in the JAA) (the “Synergy COC Transaction Notice”), as applicable, and to include the same terms as set forth in the Bona Fide Offer or, in the case of a Synergy COC Transaction Notice, in accordance with Section 4.04 of the JAA.

EXHIBIT I

Purchaser in connection with the Bona Fide Offer or delivered by Synergy to Kingsland pursuant to Section 4.04 of the JAA is attached hereto as Annex B.

Pursuant to Section 2.4(b)(ii) of the Agreement, you have the right and sole option at any time prior to the expiration of the United Kingsland Offer Period, to accept, or designate a United Designee to accept, such Kingsland Purchase Offer on the price and terms as set forth herein, which right may be exercised by giving a United Kingsland Notice of Exercise.

[The remainder of this page is intentionally left blank.]

EXHIBIT I

Yours faithfully,

[ ]

By:
Name:	[●]
Title:	[●]

EXHIBIT I

ANNEX A

BONA FIDE OFFER

See attached.

EXHIBIT I

ANNEX B

DEFINITIVE PURCHASE AGREEMENT

See attached.

EXHIBIT I

EXHIBIT J

FORM OF UNITED KINGSLAND NOTICE OF EXERCISE

To10:	[Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Notice of Exercise and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.4(b)(ii)(A) of the Agreement, United hereby furnishes you notice that [United / [Name of United Designee], as an United Designee], hereby exercises its right of first refusal and accepts the Kingsland Purchase Offer on the price and terms as set forth in the Kingsland Purchase Offer. [The United Kingsland ROFR Closing shall occur on [●].]/ [United hereby elects to delay the purchase of all or any portion of the Kingsland ROFR Shares in accordance with the terms and conditions of the Put Option Agreement in a Delayed ROFR Sale.] United hereby requests Kingsland to execute and deliver the Usufruct Documents to [●] at the United ROFR Closing, the Put Option Closing Date, or the SVP Delay Date, as applicable.

[10]	Note to Draft: Insert notice information of the applicable Kingsland Seller. To be addressed to a Permitted Transferee, as the case may be.

EXHIBIT J

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT J

EXHIBIT K

FORM OF SECOND ROFR NOTICE OF EXERCISE

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company (“NewCo”). All capitalized terms used in this Second ROFR Notice of Exercise and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.4(b)(ii)(B)(i) of the Agreement, NewCo hereby furnishes you notice that, subject to the condition precedent that either (a) United has informed NewCo and Kingsland in writing that it will not deliver a United Kingsland Notice of Exercise or (b) United has not delivered a United Kingsland Notice of Exercise before expiration of the United Kingsland Offer Period, NewCo irrevocably agrees to accept the Kingsland Purchase Offer on the price and terms as set forth in the Kingsland Purchase Offer and consummate such transaction on the date of the Second ROFR Closing. NewCo hereby represents that it has paid in full all of its Obligations and that it will have immediately available funds to consummate the transaction set forth in the Purchase Offer. Contemporaneously with the delivery of this Second ROFR Notice of Exercise, and as a condition to the valid delivery thereof, NewCo shall pay to the Kingsland Seller the NewCo ROFR Deposit, in immediately available funds by wire transfer to an account specified by the Kingsland Seller.

EXHIBIT K

Yours faithfully,

[ ]

By:
Name:	[●]
Title:	[●]

EXHIBIT K

EXHIBIT L

FORM OF KINGSLAND SELLER’S CERTIFICATE

To12:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

Avianca Holdings S.A.
[Address]
[Address]
Attn: [●]
Email: [●]

[BRW Aviation LLC[13]
[Address]
[Address]
Attn: [●]
Email: [●]]

                 20[●]

Dear Sirs:

This Kingsland Seller’s certificate (the “Seller’s Certificate”) is delivered pursuant to Section 2.4(b)(iv) of that certain Share Rights Agreement, dated as of [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Seller’s Certificate and not otherwise defined herein will have the respective meanings set forth in the Agreement.

The undersigned hereby certifies that he or she is an officer of the Kingsland Seller, that he or she is authorized in such capacity to execute and deliver this Sellers’ Certificate on behalf of the

[12]	Note to Draft: To be addressed to a Permitted Transferee or NewCo, as the case may be.
[13]	Note to Draft: Only if Seller is Kingsland.

EXHIBIT L

Kingsland Seller and, solely in his or her capacity as an authorized signatory of the Kingsland Seller and not in any individual capacity, does hereby certify as follows:

1.

Seller has complied in all respects with the terms and conditions of Section 2.4 of the Agreement and, if applicable, has offered United the ability to match the terms set forth in Kingsland Seller’s agreement with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, in accordance with Section 2.4 of the Agreement, but such offer was not accepted by United (or the United Designee, as applicable) as set forth, and within the period specified therein.

2.	The sale is in compliance with Section 2.1 of the Agreement.

3.

Attached hereto as Annex A is a copy of the executed purchase agreement with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, which purchase agreement (or other type of arrangement) includes a condition precedent that Kingsland Seller has fully complied with the provisions of Section 2.4 of the Agreement.

[The remainder of this page is intentionally left blank.]

EXHIBIT L

Yours faithfully,

[KINGSLAND SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT L

ANNEX A

PURCHASE AGREEMENT

See attached.

EXHIBIT L

EXHIBIT M

FORM OF UNITED KINGSLAND MATCHING NOTICE

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Kingsland Matching Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.4(b)(iv) of the Agreement, the [Seller] [●] (“Seller”) hereby informs you that the terms of the Seller’s agreement with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, are more favorable to the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, than those set forth in the Bona Fide Offer or the Kingsland JAA Tag Along Rights as set forth in Section 4.04 of the JAA, as follows: [detail with reasonable specificity any material terms or conditions in the Seller’s agreement (written or oral) with the Third-Party Purchaser or the Kingsland JAA Tag Buyer, as applicable, that are more favorable than those specified in the Bona Fide Offer or the Kingsland JAA Tag Along Rights as set forth in Section 4.04 of the JAA.]. The closing of the transaction shall be on the terms set forth in the Third-Party Purchaser’s offer or the Kingsland JAA Tag Along Rights as set forth in Section 4.04 of the JAA and shall take place on [●]14.

[The remainder of this page is intentionally left blank.]

[14]

Note to Draft: This United Matching Notice should be delivered to United at least 30 Business Days prior to the closing of the sale of the Kingsland ROFR Shares to a Third-Party Purchaser or Kingsland JAA Tag Buyer, as applicable.

EXHIBIT M

Yours faithfully,

[SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT M

EXHIBIT N

FORM OF UNITED NEWCO ROFO EXERCISE NOTICE

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama (the “Company”), United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company (“NewCo”). All capitalized terms used in this United NewCo ROFO Exercise Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.5(b) of the Agreement, United hereby furnishes you notice that [United or / Name of United Designee, as a United Designee], will purchase [●] of the NewCo ROFO Shares (which shall be Common Shares) covered by the NewCo ROFO Offer on the price and terms as set forth in the NewCo ROFO Offer. The United NewCo ROFO Exercise Closing shall take place at the principal offices of the Company on [●].15

At the United NewCo ROFO Exercise Closing, NewCo shall provide the following fundamental representations, and any other fundamental representation reasonably required by United (or the United Designee, as applicable):

(a)    Organization and Good Standing. NewCo is an Entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization.

(b)    Authority.

(i)    NewCo has the full power and authority to enter into any agreements contemplated by the United NewCo ROFO Exercise Closing (the “United NewCo ROFO Agreements”) and to perform all of its obligations thereunder.

[15]	To be within 60 days after the delivery of the United NewCo ROFO Exercise Notice.

EXHIBIT N

(ii)    The execution, delivery and performance of the United NewCo ROFO Agreements have been duly and validly authorized by all requisite corporate or similar action on the part of NewCo.

(c)    Enforceability. The United NewCo ROFO Agreements have been duly and validly executed and delivered by NewCo and constitutes a legal, valid and binding obligation of NewCo, enforceable against NewCo in accordance with their terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors’ rights generally.

(d)    No Violations. The execution, delivery and performance by NewCo of the United NewCo ROFO Agreements do not and will not:

(i)    violate any provision of the Organization Documents of NewCo; or

(ii)    violate any provision of or require any filing or approval under any Law applicable to NewCo.

(e)    Compliance with Laws. NewCo has complied with all Laws, except where the failure to comply with such Laws does not materially and adversely affect its ability to consummate the transactions contemplated by the United NewCo ROFO Agreements. NewCo has not received any written communication from any Governmental Authority that alleges that it is not in compliance with, or may be subject to any liability under, any Law, except where the failure to comply with such Law does not materially and adversely affect its ability to consummate the transactions contemplated by the United NewCo ROFO Agreements. There is no Judgment to which NewCo, or the business or any assets thereof, are subject, except where such Judgment does not materially and adversely affect its ability to consummate the transactions contemplated by the United NewCo ROFO Agreements.

(f)    Brokerage or Finders Fees. NewCo has not engaged or entered into any Contract with any broker, finder or agent with respect to the transactions contemplated by the United NewCo ROFO Agreements which would result in any liability or obligation on the part of the other parties to the United NewCo ROFO Agreements, including any fees, commissions or reimbursement claims.

(g)    Title. It is the legal and owner of all of the NewCo ROFO Shares, free and clear of any Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Documents), and are neither pledged nor used as a guarantee and are not subject to any claim whatsoever which may limit their Transferability, except for those limits resulting from the Organization Documents of the Company, the JAA and the Agreement. The NewCo ROFO Shares are currently registered in the name of NewCo and are duly authorized, validly issued and fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights and constitute voting common shares in the share capital of the Company. Upon Transfer of the NewCo ROFO Shares to United or, if designated by United, a United Designee, United or the United Designee, as applicable, shall own full and valid title to such NewCo ROFO Shares, free and clear of any Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Documents).

EXHIBIT N

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT N

EXHIBIT O

FORM OF UNITED KINGSLAND ROFO EXERCISE NOTICE

To:	Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama (the “Company”), United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Kingsland ROFO Exercise Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.6(b) of the Agreement, United hereby furnishes you notice that [United or / Name of United Designee, as a United Designee], will purchase [●] of the Kingsland ROFO Shares (which shall be Common Shares) covered by the Kingsland ROFO Offer on the price and terms as set forth in the Kingsland ROFO Offer. The United Kingsland ROFO Exercise Closing shall take place at the principal offices of the Company on [●].16

At the United Kingsland ROFO Exercise Closing, the Put Option Closing Date or the SVP Delay Date, as applicable, Kingsland shall (a) execute and deliver, as directed by United (or the United Designee, as applicable), the applicable Transfer Documents to [●] and (b) provide the following fundamental representations, and any other fundamental representation reasonably required by United (or the United Designee, as applicable):

(a)    Organization and Good Standing. Kingsland is an Entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization.

[16]	To be within 30 days after the delivery of the United Kingsland ROFO Exercise Notice.

EXHIBIT O

(b)    Authority.

(i)    Kingsland has the full power and authority to enter into any agreements contemplated by the United Kingsland ROFO Exercise Closing (the “United Kingsland ROFO Agreements”) and to perform all of its obligations thereunder.

(ii)    The execution, delivery and performance of the United Kingsland ROFO Agreements have been duly and validly authorized by all requisite corporate or similar action on the part of Kingsland.

(c)    Enforceability. The United Kingsland ROFO Agreements have been duly and validly executed and delivered by Kingsland and constitutes a legal, valid and binding obligation of Kingsland, enforceable against Kingsland in accordance with its terms, except as enforcement may be limited by equitable principles or bankruptcy, insolvency, reorganization, moratorium or similar Laws relating to creditors’ rights generally.

(d)    No Violations. The execution, delivery and performance by Kingsland of the United Kingsland ROFO Agreements do not and will not:

(i)    violate any provision of the Organization Documents of Kingsland; or

(ii)    violate any provision of or require any filing or approval under any Law applicable to Kingsland.

(e)    Compliance with Laws. Kingsland has complied with all Laws, except where the failure to comply with such Laws does not materially and adversely affect its ability to consummate the transactions contemplated by the United Kingsland ROFO Agreements. Kingsland has not received any written communication from any Governmental Authority that alleges that it is not in compliance with, or may be subject to any liability under, any Law, except where the failure to comply with such Law does not materially and adversely affect its ability to consummate the transactions contemplated by the United Kingsland ROFO Agreements. There is no Judgment to which Kingsland, or the business or any assets thereof, are subject, except where such Judgment does not materially and adversely affect its ability to consummate the transactions contemplated by the United Kingsland ROFO Agreements.

(f)    Brokerage or Finders Fees. Kingsland has not engaged or entered into any Contract with any broker, finder or agent with respect to the transactions contemplated by the United Kingsland ROFO Agreements which would result in any liability or obligation on the part of the other parties to the United Kingsland ROFO Agreements, including any fees, commissions or reimbursement claims.

(g)    Title. It is the legal and owner of all of the Kingsland ROFO Shares, free and clear of any Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Documents), and are neither pledged nor used as a guarantee and are not subject to any claim whatsoever which may limit their Transferability, except for those

EXHIBIT O

limits resulting from the Organization Documents of the Company, the JAA and the Agreement. The Kingsland ROFO Shares are currently registered in the name of Kingsland and are duly authorized, validly issued and fully paid and non-assessable, have not been issued in violation of any preemptive or similar rights and constitute voting common shares in the share capital of the Company. Upon Transfer of the Kingsland ROFO Shares to United or, if designated by United, a United Designee, United or the United Designee, as applicable, shall own full and valid title to such Kingsland ROFO Shares, free and clear of any Liens (other than Liens created by or pursuant to this Agreement or any other Transaction Documents).

[The remainder of this page is intentionally left blank.]

EXHIBIT O

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT O

EXHIBIT P

FORM OF NEWCO KINGSLAND ROFO EXERCISE NOTICE

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company (“NewCo”). All capitalized terms used in this NewCo Kingsland ROFO Exercise Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.6(d) of the Agreement, NewCo hereby furnishes you notice that17, subject to the condition precedent that either (a) United has informed NewCo and Kingsland in writing that it will not deliver a United Kingsland ROFO Exercise Notice or (b) United has not delivered a United Kingsland ROFO Exercise Notice before expiration of the United Kingsland ROFO Period or (c) United has delivered a United Kingsland ROFO Exercise Notice with respect to less than all of the Kingsland ROFO Shares covered by the Kingsland ROFO Offer, NewCo irrevocably agrees to accept the Kingsland ROFO Offer on the price and terms as set forth in the Kingsland ROFO Offer and consummate the purchase of the Kingsland ROFO Shares on the date of the NewCo Kingsland ROFO Exercise Closing. NewCo hereby represents that it has paid in full all of its Obligations and that it will have immediately available funds to consummate the NewCo Kingsland ROFO Exercise Closing. Contemporaneously with the delivery of the NewCo Kingsland ROFO Exercise Notice, and as a condition to the valid delivery thereof, NewCo shall pay the NewCo ROFO Deposit, in immediately available funds by wire transfer to an account specified by Kingsland.

[17]	Such notice to be delivered during the United Kingsland ROFO Period

EXHIBIT P

Yours faithfully,

[ ]

By:
Name:	[●]
Title:	[●]

EXHIBIT P

EXHIBIT Q

FORM OF NEWCO CALL NOTICE

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company (“NewCo”). All capitalized terms used in this NewCo Call Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.7(a) of the Agreement, as a result of [describe event giving rise to the call right] we hereby furnish you notice that United or a United Designee hereby elects to purchase all of NewCo’s Shares for a [Call Price]/[Alternate Call Price] equal to [●]. The anticipated closing date of the transaction shall be [●].

[The remainder of this page is intentionally left blank.]

EXHIBIT Q

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT Q

EXHIBIT R

FORM OF KINGSLAND CALL NOTICE

To:	Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this Kingsland Call Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.8(a) of the Agreement, as a result of [describe event giving rise to the call right] we hereby furnish you notice that United or a United Designee hereby elects to purchase all of Kingsland’s Shares for the [Call Price]/[Alternate Call Price] equal to [●]. The anticipated closing date of the transaction shall be [●].

[The remainder of this page is intentionally left blank.]

EXHIBIT R

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT R

EXHIBIT S

FORM OF UNITED PURCHASE OFFER

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Purchase Offer and not otherwise defined herein will have the respective meanings set forth in the Agreement.

We hereby inform NewCo that we have received a Bona Fide Offer from a Third-Party Purchaser to Transfer the United ROFR Shares. A copy of such Bona Fide Offer is attached hereto as Annex A.

Pursuant to Section 2.9(a)(i) of the Agreement, we hereby irrevocably offer to sell to NewCo all of the United ROFR Shares for a purchase price equal to [●]18 and [INCLUDE (A) FINANCING TERMS AND (B) OTHER TERMS AND CONDITIONS AS SET FORTH IN THE BONA FIDE OFFER, IN EACH CASE THAT ARE AT LEAST AS FAVORABLE TO NEWCO AS THOSE CONTAINED IN THE BONA FIDE OFFER TO SUCH THIRD-PARTY PURCHASER]. A copy of any executed purchase agreement (or other type of arrangement) with such Third-Party Purchaser or, if no such agreement (or arrangement) exists, then a copy of any purchase agreement (or other type of arrangement) submitted or offered by such Third-Party Purchaser in connection with the Bona Fide Offer is attached hereto as Annex B.

Pursuant to Section 2.9(a)(ii) of the Agreement, you have the right and sole option at any time prior to the expiration of the NewCo ROFR Offer Period, to accept such United Purchase Offer on the price and terms as set forth herein, which right may be exercised by giving a NewCo Notice of Exercise.

[The remainder of this page is intentionally left blank.]

[18]	Note to Draft: To be the same price per share as set forth in the Bona Fide Offer and to include the same terms as set forth in the Bona Fide Offer.

EXHIBIT S

Yours faithfully,

[UNITED SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT S

ANNEX A

BONA FIDE OFFER

See attached.

EXHIBIT S

ANNEX B

DEFINITIVE PURCHASE AGREEMENT

See attached.

EXHIBIT S

EXHIBIT T

FORM OF NEWCO NOTICE OF EXERCISE

To:	[United Seller]
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Notice of Exercise and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.9(a)(ii) of the Agreement, NewCo hereby furnishes you notice that NewCo hereby exercises its right of first refusal and accepts the United Purchase Offer on the price and terms as set forth in the United Purchase Offer. The NewCo ROFR Closing shall occur on [●].

[The remainder of this page is intentionally left blank.]

EXHIBIT T

Yours faithfully,

BRW AVIATION LLC

By:
Name:	[●]
Title:	[●]

EXHIBIT T

EXHIBIT U

FORM OF UNITED SELLER’S CERTIFICATE

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

Avianca Holdings S.A.
[Address]
[Address]
Attn: [●]
Email: [●]

                 20[●]

Dear Sirs:

This United Seller’s certificate (the “United Seller’s Certificate”) is delivered pursuant to Section 2.9(a)(iv) of that certain Share Rights Agreement, dated as of [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Seller’s Certificate and not otherwise defined herein will have the respective meanings set forth in the Agreement.

The undersigned hereby certifies that he or she is a duly authorized signatory of United Seller, that he or she is authorized in such capacity to execute and deliver this United Sellers’ Certificate on behalf of United Seller and, solely in his or her capacity as an officer of such United Seller and not in any individual capacity, does hereby certify as follows:

1.

United Seller has complied in all respects with the terms and conditions of Section 2.9(a) including Section 2.9(a)(iv) of the Agreement and, if applicable, has offered NewCo the ability to match the terms set forth in the United Seller’s agreement with the Third-Party Purchaser, but such offer was not accepted by NewCo as set forth, and within the period specified therein.

2.	The sale is in compliance with Section 2.1 of the Agreement.

3.

Attached hereto as Annex A is a copy of the executed purchase agreement with the Third-Party Purchaser, which purchase agreement (or other type of arrangement) includes a condition precedent that United Seller has fully complied with the provisions of Section 2.9(a) of the Agreement.

[The remainder of this page is intentionally left blank.]

EXHIBIT U

Yours faithfully,

[UNITED SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT U

ANNEX A

PURCHASE AGREEMENT

See attached.

EXHIBIT U

EXHIBIT V

FORM OF NEWCO MATCHING NOTICE

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this NewCo Matching Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 2.9(a)(iv) of the Agreement, the [●] (“United Seller”) hereby informs you that the terms of the United Seller’s agreement with the Third-Party Purchaser are more favorable to the Third-Party Purchaser than those set forth in the Bona Fide Offer, as follows: [detail with reasonable specificity any material terms or conditions in the United Seller’s agreement (written or oral) with the Third-Party Purchaser that are more favorable than those specified in the original Bona Fide Offer.]. The closing of the transaction shall be on the terms set forth in the Third-Party Purchaser’s offer and shall take place on [●]19.

[The remainder of this page is intentionally left blank.]

[19]	Note to Draft: This NewCo Matching Notice should be delivered to NewCo at least 30 Business Days prior to the closing of the sale of the United ROFR Shares to a Third-Party Purchaser.

EXHIBIT V

Yours faithfully,

[UNITED SELLER]

By:
Name:	[●]
Title:	[●]

EXHIBIT V

EXHIBIT W

FORM OF NEWCO BUY-OUT OFFER

To:	United Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attn: Senior Vice President – Alliances
Email: john.gebo@united.com

[Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]]

                 20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation, Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company (“NewCo”). All capitalized terms used in this NewCo Buy-Out Offer and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant [Section 3.3(a)(iii)][Section 3.3(a)(v)] of the Agreement, NewCo hereby offers to purchase [(i)] [all (but not less than all)][all but one] Share(s) owned by the United Group at the a price per Share equal to the Fair Market Price Per Share which is equal to [●] and [(ii) all of the Put Shares with respect to which Kingsland has not Exercised or been deemed to have Exercised the Put Option]. [The Cooperation Payment to be paid for the Put Shares shall be [●]] The NewCo Buy-Out Closing Date shall be [●].

[The remainder of this page is intentionally left blank.]

EXHIBIT W

Yours faithfully,

BRW AVIATION LLC

By:
Name:	[●]
Title:	[●]

EXHIBIT W

EXHIBIT X

FORM OF UNITED BUY-OUT OFFER

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Buy-Out Offer and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 3.3(a)(vii) of the Agreement, United (or if designated by United, the United Designee) hereby offers to purchase all (but not less than all) Shares owned by the NewCo Group a price per Share equal to the Fair Market Price Per Share which is equal to [●]. The anticipated United Buy-Out Closing Date shall be [●].

[The remainder of this page is intentionally left blank.]

EXHIBIT X

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT X

EXHIBIT Y

FORM OF UNITED APPROVAL NOTICE

To:	Kingsland Holdings Limited
c/o The Winterbotham Trust Company Limited
Winterbotham Place
Malborough and Queen Streets
Nassau, Commonwealth of the Bahamas
Attn: [●]
Email: [●]

BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

Avianca Holdings S.A.
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas, and BRW Aviation LLC, a Delaware limited liability company. All capitalized terms used in this United Buy-Out Offer and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 3.3(b) of the Agreement, United (or if designated by United, the United Designee) hereby notifies you that as of the date hereof, United (or if designated by United, the United Designee) will exercise the following rights:

[INSERT LIST OF RIGHTS]

[The remainder of this page is intentionally left blank.]

EXHIBIT Y

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT Y

EXHIBIT Z

FORM OF PUT SHARES BUY-OUT NOTICE

To:	BRW Aviation LLC
[Address]
[Address]
Attn: [●]
Email: [●]

                20[●]

Dear Sirs:

Reference is made to that certain Share Rights Agreement, dated [●], 2018 (the “Agreement”), by and among Avianca Holdings S.A., a corporation organized under the Laws of the Republic of Panama, United Airlines, Inc., a Delaware corporation (“United”), Kingsland Holdings Limited, a company organized under the Laws of the Commonwealth of the Bahamas (“Kingsland”), and BRW Aviation LLC, a Delaware limited liability company (“NewCo”). All capitalized terms used in this Put Shares Buy-Out Notice and not otherwise defined herein will have the respective meanings set forth in the Agreement.

Pursuant to Section 3.3(a)(iii)(E) of the Agreement, United hereby informs you that (i) it has elected to delay the Put Option Closing until the SVP Delay Date and (ii) the number of Put Shares with respect to which the Put Option has been Exercised or been deemed to have Exercised is [●]. United hereby offers you to you buy all (but not less than all) of the Put Shares set forth in the immediately preceding sentence at a price per Share equal to the Fair Market Price Per Share, which Fair Market Price Per Share is equal to [●]. This offer is valid for 10 days after delivery of this notice and, if accepted, you must include evidence satisfactory to United and Kingsland that NewCo has and will have immediately available funds to purchase all (but not less than all) of the Put Shares owned by the Kingsland Group. The anticipated closing date of the transaction shall be on the NewCo Buy-Out Closing Date which is anticipated to be on [●]20.

[The remainder of this page is intentionally left blank.]

[20]	Note to Draft: Insert NewCo Buy-Out Closing Date.

EXHIBIT Z

Yours faithfully,

UNITED AIRLINES, INC.

By:
Name:	[●]
Title:	[●]

EXHIBIT Z